As filed with the Securities and Exchange Commission on November 14, 2003

Registration No. 333-106497

SECURITIES AND EXCHANGE COMMISSION

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AEGON N.V. (Exact name of Registrant as specified in its charter)	AEGON FUNDING CORP. (Exact name of Registrant as specified in its charter)	AEGON FUNDING CORP. II (Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands

(State or other jurisdiction of

incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

AEGONplein 50

PO Box 202

2501 CE The Hague

The Netherlands

011-31-70-344-3210

(Address and telephone number of

Registrant’s principal executive offices)

Delaware

(State or other jurisdiction of

incorporation or organization)

42-1489646

(I.R.S. Employer Identification No.)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(Address and telephone number of

Registrant’s principal executive offices)

Delaware

(State or other jurisdiction of

incorporation or organization)

42-1510367

(I.R.S. Employer Identification No.)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(Address and telephone number of

Registrant’s principal executive offices)

Craig D. Vermie, Esq.

AEGON USA, Inc.

4333 Edgewood Road NE

Cedar Rapids, IA 52499

(319) 398-8511

(Name, address and telephone number of agent for service)

Copy of communications to:

A. Peter Harwich, Esq.

Allen & Overy

1221 Avenue of the Americas

New York, NY 10020

(212) 610-6471

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus and consent solicitation statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus and consent solicitation statement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 14, 2003

PROSPECTUS SUPPLEMENT AND CONSENT SOLICITATION STATEMENT

(To Prospectus dated             , 2003)

SOLICITATION OF CONSENTS BY

TRANSAMERICA FINANCE CORPORATION

RELATING TO ITS

7.50% SENIOR NOTES DUE MARCH 15, 2004 (CUSIP NO. 893502 BQ 6)

ZERO COUPON DEBENTURES DUE SEPTEMBER 1, 2007 (CUSIP NO. 893502 AM 6)

6.40% SENIOR NOTES DUE SEPTEMBER 15, 2008 (CUSIP NO. 893502 CX 0)

ZERO COUPON DEBENTURES DUE MARCH 1, 2010 (CUSIP NO. 893502 AN 4)

6½% DEBENTURES DUE MARCH 15, 2011 (CUSIP NO. 893502 AH 7)

ZERO COUPON DEBENTURES DUE SEPTEMBER 1, 2012 (CUSIP NO. 893502 AP 9)

MEDIUM TERM NOTES, SERIES E (CUSIP NOS.89350L GM 8, 89350L GP 1, 89350L GR 7, 89350L GS 5)

MEDIUM TERM NOTES, SERIES F (CUSIP NOS.89350L HY 1, 89350L JA 1, 89350L JC 7, 89350L JE 3, 89350L JK 9, 89350L JN 3, 89350L JR 4, 89350L HU 9, 89350L HX 3, 89350L JB 9)

AEGON N.V.

(a Netherlands public company with limited liability)

GUARANTEES

Transamerica Finance Corporation requests that you, as a registered holder of one or more of its debt securities listed above, consent to amend certain of the terms of your debt securities and waive certain of your rights under those debt securities. In exchange for your consent, Transamerica Finance Corporation’s parent company, AEGON N.V., hereby offers to guarantee fully and unconditionally your debt securities on the terms and subject to the conditions described in this prospectus supplement and consent solicitation statement. The debt securities of Transamerica Finance Corporation that are subject to this consent solicitation and offer are referred to in this prospectus supplement and consent solicitation statement as “TFC Notes.” If Transamerica Finance Corporation receives the requisite consents as summarized below and described in this prospectus supplement and consent solicitation statement, then AEGON N.V. will issue its guarantees of TFC Notes. The guarantees will rank equal in right of payment with all of AEGON N.V.’s existing and future unsubordinated, unsecured indebtedness.

Guarantees will be provided with respect to all of the series of TFC Notes issued under an indenture only if consents to the proposed amendments and waivers have been validly submitted and not subsequently revoked by the registered holders of the requisite principal amount of each series of TFC Notes issued under that indenture at 5:00 p.m., New York City time, on             , 2003, which is the record date for the consent solicitation. If consents to the proposed amendments and waivers have been validly submitted by the registered holders of the requisite principal amount of all of the series of TFC Notes and have not been subsequently revoked prior to the expiration of the consent solicitation, Transamerica Finance Corporation intends to effect the proposed amendments and waivers and AEGON N.V. intends to issue its guarantees with respect to all of the series of TFC Notes promptly after expiration of the consent solicitation. If consents to the proposed amendments and waivers have been validly submitted by the registered holders of the requisite principal amount of all of the series of TFC Notes issued under one or more (but not all) of the indentures and have not been subsequently revoked prior to the expiration of the consent solicitation, Transamerica Finance Corporation may effect the proposed amendments and waivers with respect to any of such indentures, provided that AEGON N.V. issues a guarantee with respect to all of the series of TFC Notes issued under that indenture. Such amendments and waivers will be binding on each holder of TFC Notes, regardless of whether or not that holder delivered its consent. Therefore, the terms of your TFC Notes may be affected even if you do not consent. See “The Consent Solicitation,” beginning on page S-20.

If consents to the proposed amendments and waivers have been validly submitted and not subsequently revoked prior to the Expiration Date by the registered holders of the requisite principal amount of each series of TFC Notes issued under any indenture, then Transamerica Finance Corporation will pay to the dealers soliciting such consents, if any, a dealer fee of $2.50 per $1,000 of TFC Notes whose beneficial owners hold not more than $250,000 principal amount per series of TFC Notes, as described in “The Consent Solicitation — Fees and Expenses” beginning on page S-26.

The consent solicitation will expire at 5:00 p.m., New York City Time, on                             , 2003, unless extended. You may revoke any tendered consents prior to the expiration of the consent solicitation only in the manner described in this prospectus supplement and consent solicitation statement. The consent solicitation and offer of the guarantees is described in detail in this prospectus supplement and consent solicitation statement, and we urge you to read it carefully, including the “Risk Factors” beginning on page S-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and consent solicitation statement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Solicitation Agent for the Consent Solicitation is:

UBS Investment Bank

                , 2003

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus supplement and consent solicitation statement and the accompanying prospectus, and no one is authorized to provide you with information that is different from that contained in these documents. To understand the terms of the consent solicitation and the guarantees offered hereby, you should carefully read this prospectus supplement and consent solicitation statement and the accompanying prospectus. For more information, please see “Where You Can Find More Information About Us” beginning on page 5 of the accompanying prospectus.

AEGON N.V. is offering the guarantees and Transamerica Finance Corporation is soliciting consents with respect to TFC Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and consent solicitation statement is accurate only as of its date regardless of the time of delivery of this prospectus supplement and consent solicitation statement or any grant of the guarantees.

In this prospectus supplement and consent solicitation statement, “AEGON” or “we,” “us,” “our” or comparable terms each refers to AEGON N.V. and any or all of our subsidiaries and joint ventures as the context requires, “AEGON USA” refers to AEGON USA, Inc., a wholly owned subsidiary of AEGON and “Transamerica Finance” refers to Transamerica Finance Corporation. References in this prospectus supplement and consent solicitation statement to “dollars” or “$” are to the U. S. dollar and references to “euros” or “EUR” are to the unified currency that was introduced in connection with the European Economic and Monetary Union in the Netherlands and the other participating member states of the European Union on January 1, 1999.

i

SUMMARY

The following is a summary of the information that is included in this prospectus supplement and consent solicitation statement and is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement and consent solicitation statement or the accompanying prospectus or incorporated by reference into this prospectus supplement and consent solicitation statement or the accompanying prospectus. As a result, this summary may not contain all the information that may be important to you. You should read the entire prospectus and reports incorporated by reference into this prospectus supplement and consent solicitation statement, before making an investment decision. In addition, you should carefully read the sections titled “Risk Factors” beginning on page S-9 and “Forward-Looking Statements” beginning on page S-16.

AEGON N.V.

With roots dating back 150 years, AEGON, through its member companies, which we collectively refer to as the AEGON Group, is a leading international insurance group with its headquarters in The Hague, the Netherlands. Our common shares are listed on the official segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol “AGN”. Our common shares are also listed on the New York Stock Exchange (NYSE) under the symbol “AEG” and on the Frankfurt, London and Tokyo stock exchanges as well as on the SWX Swiss Exchange. The AEGON Group has operations in the United States, the Netherlands, the United Kingdom and Canada. The AEGON Group is also present in Hungary, Spain, Taiwan, Luxembourg, Ireland, Germany, Belgium, Slovakia, Hong Kong and mainland China, and has a representative office in India. Crucial differences exist in local markets and for this reason the AEGON Group emphasizes a decentralized organization structure. Our operating companies, with local management and employees, market their own unique products using tailored distribution channels. AEGON faces intense competition from a large number of other issuers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products.

Close to 90% of the AEGON Group’s core business is life insurance, pensions and related savings and investment products. The AEGON Group is also active in accident and health insurance, property and casualty insurance, and limited banking activities. AEGON’s headquarters are located at AEGONplein 50, P.O. Box 202, 2501 CE The Hague, the Netherlands (telephone 011-31-70-344-3210; internet: www.aegon.com).

Transamerica Finance Corporation

Transamerica Finance Corporation is a financial services organization that is headquartered in Rosemont, Illinois and conducts business primarily through its subsidiaries in commercial lending and intermodal leasing. Transamerica Finance is a wholly owned subsidiary of Transamerica Corporation, which is an indirect subsidiary of AEGON. In the normal course of its operations, Transamerica Finance has various transactions with AEGON and certain subsidiaries of AEGON.

Transamerica Finance’s principal assets are finance receivables (net of unearned finance charges and allowance for losses) and equipment held for lease, which combined totaled $7.4 billion at September 30, 2003 and $7.6 billion at December 31, 2002. In the second half of 2000, AEGON began providing all of Transamerica Finance’s long-term debt requirements. Prior to that time, Transamerica Finance offered publicly, from time to time, senior and subordinated debt securities. The most recent public debt issuance of $0.9 billion occurred in the first half of 2000. AEGON provided $1.3 billion in term debt to Transamerica Finance in 2002 and $1.1 billion in 2001. Transamerica Finance’s total debt was $5.6 billion at September 30, 2003 and $6.1 billion at December 31, 2002. The ratio of debt to tangible equity was 6.5:1 at December 31, 2002 and 2001. Tangible equity, for the purpose of this calculation, is defined as total equity less goodwill plus minority interest.

The Consent Solicitation and Guarantees

Transamerica Finance requests that you, as a registered holder of TFC Notes, consent to amend certain of the terms of the TFC Notes and waive certain of your rights under the TFC Notes. In exchange for your consent, Transamerica Finance’s ultimate parent company, AEGON, is offering to guarantee fully and unconditionally your debt securities on the terms and subject to the conditions described in this prospectus supplement and consent solicitation statement.

Reasons for the Consent Solicitation and Guarantees

Because of the dissimilarity between the operations of Transamerica Finance and AEGON’s operations, AEGON considers Transamerica Finance to be a non-core operation. On March 1, 2000, AEGON announced its intention to make opportunistic divestments of the businesses comprising Transamerica Finance. Subsequent to this announcement, however, AEGON announced that it would continue to operate Transamerica Finance’s business in light of general weakness in the commercial finance market. Over the last year, management has been concentrating Transamerica Finance’s business on market segments where there is a clear competency and strategic advantage in terms of market position. Since March 1, 2000, Transamerica Finance has sold or liquidated approximately $3.6 billion of its managed assets.

On August 5, 2003, Transamerica Finance, along with several of its affiliates including AEGON U.S. Corporation, a wholly owned subsidiary of AEGON, entered into an agreement with General Electric Capital Corporation, a subsidiary of the General Electric Company, to sell the majority of the businesses that make up Transamerica Finance’s commercial lending segment. The assets to be sold as at September 30, 2003 consist primarily of a portfolio of $8.3 billion of net finance receivables, including $2.7 billion of securitized distribution finance receivables, from the segment’s four primary businesses: distribution finance, equipment financial services, business capital and specialty finance. In addition to the assets sold, approximately $1.1 billion of liabilities, primarily consisting of third-party debt and accounts payable and other liabilities, will be assumed. Additionally, $0.3 billion of aircraft related assets, consisting of net finance receivables and equipment held for lease, are excluded from the sale. The businesses being sold, acquired in 1999 as part of AEGON’s acquisition of Transamerica Corporation, include approximately 1,700 employees and serve customers primarily in North America and Europe. Transamerica Finance intends to use the majority of the proceeds from the sale, approximately $5 billion, to retire debt other than TFC Notes, including a portion of the $2.6 billion of debt owed to AEGON. The sale is subject to regulatory approval and other customary closing conditions, as well as Transamerica Finance’s implementation of the proposed amendments and waivers described herein. The closing of the sale is expected to occur before year end 2003. Upon completion of the contemplated sale, and taking into account the recently completed sale of Transamerica Finance’s real estate information services operation, Transamerica Finance’s remaining businesses will consist primarily of its intermodal leasing operations. The sale is consistent with AEGON’s strategy to focus on its core business of life insurance, pensions and related investment products.

Transamerica Finance is requesting your consent to certain amendments and waivers to the indentures under which the TFC Notes were issued. Currently, as summarized below, the terms of the indentures underlying TFC Notes place certain restrictions on, among other items, Transamerica Finance’s ability to place certain liens on its assets and to divest certain assets. The proposed amendments and waivers will provide Transamerica Finance and AEGON with the necessary flexibility to continue to reorganize or divest the businesses that comprise Transamerica Finance as opportunities arise and market conditions allow.

In return for your consent to the proposed amendments and waivers and subject to the receipt of the requisite consents, as summarized below, AEGON is offering to fully and unconditionally guarantee TFC Notes as described in this prospectus supplement and consent solicitation statement. If the requisite consents are obtained in respect of each series of TFC Notes, and AEGON issues guarantees with respect to all series of TFC Notes, as described in this prospectus supplement and consent solicitation statement and accompanying prospectus, it is expected that Transamerica Finance will no longer file periodic reports pursuant to the Securities Exchange Act of 1934.

TFC Notes

The consent solicitation relates to all of the outstanding TFC Notes, which total $1,054,781,000 in aggregate principal amount. These debt securities were issued under the following three indentures:

An indenture dated as of March 15, 1981 between Transamerica Finance and U.S. Bank National Association (successor in interest to Continental Illinois National Bank and Trust Company of Chicago), as trustee, pursuant to which Transamerica Finance has issued senior debt securities. We refer to this indenture in this prospectus supplement and consent solicitation statement as the 1981 U.S. Bank Indenture.

Title of Security	Aggregate Principal Amount Outstanding	CUSIP No.
6 1/2% Debentures due March 15, 2011	$53,167,000	893502 AH 7

An indenture dated as of July 1, 1982 between Transamerica Finance and BNY Midwest Trust Company (successor in interest to Harris Trust and Savings Bank), as trustee, pursuant to which Transamerica Finance has issued senior debt securities. We refer to this indenture in this prospectus supplement and consent solicitation statement as the 1982 BNY Midwest Trust Company Indenture.

Title of Security	Aggregate Principal Amount Outstanding	CUSIP No.
Zero Coupon Debentures due September 1, 2007	$49,983,000	893502 AM 6
Zero Coupon Debentures due March 1, 2010	132,963,000	893502 AN 4
Zero Coupon Debentures due September 1, 2012	199,811,000	893502 AP 9

An indenture dated as of April 1, 1991 between Transamerica Finance and BNY Midwest Trust Company (successor in interest to Harris Trust and Savings Bank), as trustee, pursuant to which Transamerica Finance has issued senior debt securities. We refer to this indenture in this prospectus supplement and consent solicitation statement as the 1991 BNY Midwest Trust Company Indenture.

Title of Security(1)	Aggregate Principal Amount Outstanding	CUSIP No.
Medium Term Notes, Series E, due August 15, 2005	$20,000,000	89350L GM 8
Medium Term Notes, Series E, due August 25, 2005	10,000,000	89350L GP 1
Medium Term Notes, Series E, due December 6, 2010	15,000,000	89350L GR 7
Medium Term Notes, Series E, due December 6, 2010	10,000,000	89350L GS 5
Medium Term Notes, Series F, due January 27, 2004	15,000,000	89350L HY 1
Medium Term Notes, Series F, due January 28, 2004	21,425,000	89350L JA 1
Medium Term Notes, Series F, due February 2, 2004	10,500,000	89350L JC 7
Medium Term Notes, Series F, due February 4, 2004	15,000,000	89350L JE 3
Medium Term Notes, Series F, due February 12, 2004	20,000,000	89350L JK 9
Medium Term Notes, Series F, due March 25, 2004	25,500,000	89350L JN 3
Medium Term Notes, Series F, due May 14, 2004	100,000,000	89350L JR 4
Medium Term Notes, Series F, due January 14, 2009	10,000,000	89350L HU 9
Medium Term Notes, Series F, due January 26, 2009	10,000,000	89350L HX 3
Medium Term Notes, Series F, due January 28, 2009	10,500,000	89350L JB 9
7.50% Senior Notes due March 15, 2004	179,099,000	893502 BQ 6
6.40% Senior Notes due September 15, 2008	146,833,000	893502 CX 0

(1)	Pursuant to the terms of the 1991 BNY Midwest Trust Company Indenture, all of the Series E notes collectively comprise a single series of notes and all of the Series F notes collectively comprise a single series of notes.

In this prospectus supplement and consent solicitation statement, we refer to the debt securities issued pursuant to the 1981 U.S. Bank Indenture, the 1982 BNY Midwest Trust Company Indenture and the 1991 BNY Midwest Trust Company Indenture as TFC Notes. We refer to the 1981 U.S. Bank Indenture, the 1982 BNY Midwest Trust Company Indenture and the 1991 BNY Midwest Trust Company Indenture collectively as the TFC Indentures.

Summary Terms of the Consent Solicitation and Offer to Guarantee

Consent Solicitation	In accordance with the respective terms of each of the TFC Indentures, Transamerica Finance is seeking consents to the proposed amendments and waivers to the TFC Indentures from all registered holders of outstanding TFC Notes on the record date. Only these holders can consent to the proposed amendments and waivers.

Record Date	The record date is 5:00 p.m., New York City time, on , 2003.

TFC Notes	The proposed amendments and waivers relate to each series of TFC Notes, as described above.

Proposed Amendments and Waivers	The proposed amendments and waivers would give Transamerica Finance greater flexibility under the TFC Indentures to incur liens on its assets and the assets of its subsidiaries, allow Transamerica Finance to sell its assets substantially as an entirety without having to comply with certain conditions and, with respect to the 1981 U.S. Bank Indenture, would remove limitations on Transamerica Finance’s ability to pay dividends. The proposed amendments include:

• amendments to remove the covenant regarding conditions to the consolidation, merger or conveyance or transfer of Transamerica Finance’s assets substantially as an entirety for each series of TFC Notes and to replace it with a covenant prohibiting the consolidation or merger of Transamerica Finance with a non-U.S. entity and prohibiting the conveyance or transfer of Transamerica Finance’s assets substantially as an entity to a non-U.S. entity that assumes Transamerica Finance’s obligations under the applicable TFC Indenture;

• amendments to remove the limitations on liens covenant for each series of TFC Notes; and

• an amendment to remove the limitations on dividends covenant with respect to the 6½% Debentures due March 15, 2011.

The proposed waivers include:

• waivers of future compliance with the limitations on liens covenant for each series of TFC Notes; and

• a waiver of future compliance with the limitations on dividends covenant in the 1981 U.S. Bank Indenture.

See “The Consent Solicitation” beginning on page S-20, “The Proposed Amendments and Waivers” beginning on page S-26 and Annexes A through C, which contain the text of the proposed amendments and waivers.

Guarantees Offered	AEGON will fully and unconditionally guarantee the due and punctual payment (and not merely the collection) of the principal of (premium, if any) and interest on TFC Notes, and all other obligations of Transamerica Finance under the TFC Indentures, when and as these payments become due and payable, whether at maturity, by acceleration, by call for redemption or otherwise, without any requirement that a holder of TFC Notes first proceed against Transamerica Finance.

AEGON will (1) agree that its obligations under the guarantees will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed TFC Notes or the TFC Indentures and (2) waive any right to require proceeding against Transamerica Finance before its obligations under the guarantees shall become effective. The guarantees will continue in full force and effect until all obligations of Transamerica Finance in respect of TFC Notes have been satisfied.

AEGON will not receive any cash proceeds from the holders of TFC Notes from the issuance of the guarantees as described in this prospectus supplement and consent solicitation statement. AEGON may receive a guarantee fee from Transamerica Finance in connection with the issuance of the guarantees.

Ranking	TFC Notes comprise senior debt securities that are unsecured obligations of Transamerica Finance. The guarantees of the TFC Notes will constitute unsecured, unsubordinated obligations of AEGON and will rank equal in right of payment with all other unsecured and unsubordinated obligations of AEGON (other than obligations that by mandatory operation of law would be given priority in a dissolution of AEGON).

Ratings	The TFC Notes are currently rated “A3” by Moody’s Investors Service, “BBB+” by Standard & Poor’s Ratings Services and “A” by Fitch Ratings.

AEGON’s senior unsecured debt is rated “A2” by Moody’s and “A+” by Standard & Poor’s. On April 8, 2003, Standard and Poor’s lowered its rating on AEGON’s senior, unsecured debt from “AA-” to “A+”, with a stable outlook. On December 12, 2002, Moody’s lowered its rating on AEGON’s senior, unsecured debt from “Aa3” to “A2”, with a negative outlook.

Following the August 5, 2003 announcement of the transaction described above in “Reasons for the Consent Solicitation and Guarantees” beginning on page S-2, Moody’s placed the long-term debt ratings of Transamerica Finance on review for possible upgrade, Standard & Poor’s placed Transamerica Finance’s senior unsecured ratings on CreditWatch with positive implications, and Fitch placed Transamerica Finance’s senior debt on Rating Watch Positive. There can be no assurance, however, that Moody’s, Standard & Poor’s or Fitch will take any favorable action with respect to Transamerica Finance’s ratings. The ratings and outlook of Moody’s, Standard & Poor’s and Fitch with respect to the debt of Transamerica Finance and AEGON are not recommendations to buy, sell or hold TFC Notes or any other securities of Transamerica Finance or AEGON, and may be withdrawn or revised at any time at the discretion of the assigning agency.

Required Consents	Transamerica Finance is seeking validly submitted and unrevoked consents from the registered holders on the record date of each series of TFC Notes issued under each TFC Indenture as follows:

• with respect to TFC Notes issued under the 1981 U.S. Bank Indenture and the 1982 BNY Midwest Trust Company Indenture, at least 66 2/3% in aggregate principal amount of the notes outstanding in each series (or at least a majority in aggregate principal amount with respect to the proposed waivers only); and

• with respect to TFC Notes issued under the 1991 BNY Midwest Trust Company Indenture, a majority in aggregate principal amount of the notes outstanding in each series.

See “The Consent Solicitation” beginning on page S-20.

Expiration Date	The consent solicitation will expire at 5:00 p.m., New York City time, on , 2003, unless Transamerica Finance extends the consent solicitation with respect to any series of TFC Notes. We refer to this date, as extended, if applicable, as the “Expiration Date.” See “The Consent Solicitation—Expiration Date; Extension of the Consent Solicitation Period; Amendment; Termination” beginning on page S-21.

Termination of the Consent Solicitation and the Offer to Guarantee

Transamerica Finance reserves the right to terminate, amend or modify the consent solicitation and the offering of the guarantees at any time, whether or not the requisite consents have been obtained. If the proposed amendments or waivers are effected with respect to any series of TFC Notes, however, a guarantee will be issued in respect of that series. See “The Consent Solicitation—Expiration Date; Extension of the Consent Solicitation Period; Amendment; Termination” beginning on page S-21.

Payment Provisions Unaffected	The maturity dates, payment provisions, interest rates, redemption provisions and other related provisions of TFC Notes will not be changed as a result of the proposed amendments or waivers.

Certain Material United States Federal Income Tax Considerations

The proposed amendments to and waivers with respect to the TFC Indentures, together with the issuance of the guarantees, should not constitute a taxable exchange for U.S. holders of TFC Notes. See “Certain Material U.S. Federal Income Tax Consequences” beginning on page S-29. For a description of material Dutch tax considerations see “Netherlands Taxation” beginning on page S-31.

Indenture Trustees	U.S. Bank National Association and BNY Midwest Trust Company are the trustees under the TFC Indentures.

Solicitation Fees and Expenses	The Solicitation Agent, the Information Agent and the Tabulation Agent will receive reasonable and customary compensation for their services. In addition, if the requisite consents with respect to each series of TFC Notes issued under any TFC Indenture are obtained, Transamerica Finance will pay a dealer fee to soliciting dealers with respect to such validly submitted and unrevoked consents by beneficial owners holding not more than $250,000 principal amount per series of TFC Notes, which dealer fee will be in the amount of $2.50 per $1,000 of TFC Notes. See “The Consent Solicitation—Fees and Expenses” beginning on page S-26.

Solicitation Agent	UBS Securities LLC is acting as Solicitation Agent in connection with the consent solicitation. Questions relating to the terms of the consent solicitation may be directed to UBS’s Liability Management Group at (203) 719-4210.

Information Agent	Georgeson Shareholder Communications, Inc. is acting as Information Agent in connection with the consent solicitation. Requests for assistance or additional copies of this prospectus supplement and consent solicitation statement or the accompanying letter of consent may be directed to the Information Agent. You can find the address and telephone number for the Information Agent on the back cover of this prospectus supplement and consent solicitation statement.

Tabulation Agent	Alpine Fiduciary Services, Inc. is acting as Tabulation Agent in connection with the consent solicitation. In order to submit your consent, you must fill out the letter of consent accompanying this prospectus supplement and consent solicitation statement (and if you receive multiple letters of consent, you must fill out each letter of consent) and fax or mail a copy to the Tabulation Agent so that it is received as set forth below in “The Consent Solicitation—Consent Procedures,” beginning on page S-22, prior to the Expiration Date. You can find the address and telephone number for the Tabulation Agent on the back cover of this prospectus supplement and consent solicitation statement.

RISK FACTORS

Risks Relating to the Consent Solicitation and Offer to Guarantee

If the proposed amendments and waivers are approved, and the provisions of the indentures are modified accordingly, there will be fewer restrictions on Transamerica Finance’s conduct than currently exist

If the proposed amendments and waivers take effect, Transamerica Finance will be permitted to take actions with which you may not agree and which would otherwise have been restricted or conditioned, including, but not limited to, the incurrence of liens on its assets and the assets of its subsidiaries, the consummation of transactions that involve the merger of Transamerica Finance with another entity or the sale or transfer of Transamerica Finance’s assets substantially as an entirety without meeting certain conditions including the assumption of obligations on TFC Notes by a successor entity domiciled in the United States or the payment of dividends in excess of certain financial limitations. Any of these actions could impair Transamerica Finance’s ability to meet its payment obligations under the TFC Indentures or could result in effective subordination of the TFC Notes relative to other senior indebtedness that becomes secured. See “The Proposed Amendments and Waivers” for more information about the differences between the actions which are currently restricted by the covenants currently applicable to TFC Notes and the actions which would be restricted by the covenants as amended.

The guarantees will rank below AEGON’s secured debt and the liabilities of AEGON’s subsidiaries

The guarantees with respect to the TFC Notes will constitute unsecured and unsubordinated obligations of AEGON and will rank equal in right of payment to all of AEGON’s other existing and future unsecured and unsubordinated indebtedness (other than obligations that by mandatory operation of law would be given a priority in a dissolution of AEGON). All of the guarantees will be subordinated to all of AEGON’s existing and future secured indebtedness to the extent of the assets securing that indebtedness and effectively subordinated to any indebtedness and other liabilities, including obligations to policyholders, of AEGON’s subsidiaries to the extent of the assets of those subsidiaries. Further, the guarantees will not limit AEGON’s ability to create additional indebtedness or to secure any such indebtedness with additional assets. In addition, the guarantees will be unsecured and do not contain any restrictions on AEGON’s ability to pledge or otherwise encumber its assets. If AEGON incurs additional indebtedness and secures any such indebtedness with its assets, your rights to receive payments under the guarantees will be junior to the rights of the holders of such future secured indebtedness.

The guarantees are obligations exclusively of AEGON. AEGON is a holding company and conducts substantially all of its operations through its subsidiaries which own substantially all of its operating assets. AEGON’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due on the guarantees or to provide AEGON with funds to meet any payment obligations that arise thereunder. AEGON’s right to receive any assets of any of its subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the guarantees to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including obligations to policyholders. On September 30, 2003 the total indebtedness and obligations of our consolidated subsidiaries to creditors aggregated EUR 3.97 billion.

The guarantees do not restrict the ability of AEGON’s subsidiaries to incur additional indebtedness or other liabilities. Even if AEGON were a creditor of any of its subsidiaries, AEGON’s rights as a creditor would be subordinate to any security interest in the assets of the subsidiaries and any indebtedness of the subsidiaries senior to that held by AEGON.

Risks Relating to AEGON’s Business

Interest rate volatility in the form of rapid increases or sustained high or low interest rate levels may adversely affect our profitability and shareholders’ equity

In periods of rapidly increasing or sustained high interest rates, policy loans and surrenders and withdrawals may tend to increase as policyholders seek investments with higher perceived returns. This activity may result in cash payments by us requiring that we sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates, which may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in our total invested assets and a decrease in our net income. Among other things, premature withdrawals may also cause us to accelerate amortization of policy acquisition costs, which would also reduce our net income.

Conversely, during periods of sustained low interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, and a higher percentage of insurance policies remaining in force from year to year. During such a period, investment earnings may be lower because the interest earnings on new fixed income investments will likely have declined with the market interest rates. In addition, mortgages and redeemable bonds in the investment portfolio are more likely to be repaid as borrowers seek to borrow at lower interest rates, and we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of sustained low interest rates, our net income may decline as a result of a decrease in the spread between either the interest rates credited to policyholders or the rates assumed in reserves, and returns on the investment portfolio. See Item 11, “Quantitative and Qualitative Disclosure about Market Risk”, of AEGON’s annual report on Form 20-F for the financial year ended December 31, 2002, as amended, for a detailed sensitivity analysis discussion.

The profitability of spread-based business depends in large part upon the ability to manage interest rate spreads, and the credit and other risks inherent in the investment portfolio. Investment income from general account fixed income investments for the years 2000, 2001 and 2002 was EUR 8.7 billion, EUR 8.8 billion and EUR 8.3 billion, respectively. The value of the related general account fixed income investment portfolio at the end of the years 2000, 2001 and 2002 was EUR 109 billion, EUR 128 billion and EUR 124 billion, respectively. We may not be able to successfully manage interest rate spreads or the potential negative impact of those risks.

A decline in the equity securities markets may adversely affect our profitability and shareholders’ equity as well as our sales of savings and investment products and the amount of assets under management

Fluctuations in the equity securities markets and other economic factors have adversely affected and may continue to adversely affect our profitability as well as our sales of our separate account unit-linked products, pension products, variable annuities, variable life insurance and mutual funds. The level of volatility in the markets in which we invest and the overall investment returns earned in those markets also affect our profitability and can reduce our shareholders’ equity. Significant terrorist actions, as well as general economic conditions, have led to and may continue to result in significant decreases in the value of the equity securities in which we invest. Realized losses or impairment losses are, under Dutch accounting principles, transferred from the unrealized part of the revaluation account to the realized part of the revaluation account. In 2002 and 2001, declines in equity securities held in our general account resulted in the recognition of impairment losses of EUR 1.057 billion and EUR 36 million, respectively.

Additionally, equity market declines have required and may continue to require us to accelerate amortization of policy acquisition costs and to establish additional reserves for minimum guaranteed benefits, which reduces our net income and shareholders’ equity. These market conditions may also significantly reduce the popularity of our savings and investment products, which could lead to lower sales and net income. During 2002, AEGON recognized accelerated amortization of deferred policy acquisition costs of EUR 450 million and increased provisions for products with guaranteed minimum benefit reserves of EUR 482 million.

Differences between actual claims experience and underwriting and reserve assumptions may require liabilities to be increased

Our earnings depend significantly upon the extent to which our actual claims experience is consistent with the assumptions we use in setting the prices for products and establishing the liabilities for obligations for technical provisions and claims. To the extent that our actual claims experience is less favorable than the underlying assumptions used in establishing such liabilities, we may be required to increase our liabilities, which may reduce our net income. In addition, certain acquisition costs related to the sale of new policies and the purchase of policies already in force have been recorded as assets on the balance sheet and are being amortized into income over time. If the assumptions relating to the future profitability of these policies (such as future claims, investment income and expenses) are not realized, the amortization of these costs could be accelerated and may even require write-offs due to unrecoverability. This could have a material adverse effect on our business, results of operations and financial condition.

Fluctuations in currency exchange rates may affect our reported results of operations

As an international life insurance company, we are subject to currency risk. Equity held in subsidiaries is kept in local currencies to the extent shareholders’ equity is required to satisfy regulatory and self-imposed capital requirements. We hold the remainder of our capital base (capital securities, subordinated and senior debt) in various currencies in amounts we believe correspond approximately to the book value of our activities in those currencies to minimize any impact on our equity ratios. Currency risk in the investment portfolios is managed using asset/liability matching principles. In 2000, we discontinued hedging the income streams from the main non-Dutch units and, as a result, our earnings may fluctuate due to currency translation. As we have significant business segments in the Americas and in the United Kingdom, the principal sources of exposure we have to currency fluctuations are from the differences between the U.S. dollar and the euro and between the UK pound and the euro. We may experience significant changes in our net income and equity because of the fluctuations in currency exchange rates between the U.S. dollar and the euro and the UK pound and the euro. For the Americas segment (which primarily conducts its business in U.S. dollars), our total revenues and net income in 2002 amounted to EUR 17.4 billion and EUR 967 million, respectively. For the United Kingdom segment (which primarily conducts its business in UK pounds), our total revenues and net income in 2002 amounted to EUR 6.6 billion and EUR 178 million, respectively. On a consolidated basis, these two segments represented 77% of the total revenues and 74% of the net income for the year 2002. Additionally, we borrow in various currencies to hedge the currency exposure arising from our operations. We seek to align our borrowings to our capital in units. At September 30, 2003, we borrowed amounts in proportion to the currency mix of our capital in units, which was denominated approximately 72% in U.S. dollars, 15% in UK pounds and 13% in euro.

A downgrade in ratings may increase policy surrenders and withdrawals, adversely affect relationships with distributors and negatively affect our results of operations

Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade (or the potential for such a downgrade) of us or any of our rated insurance subsidiaries could, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies, adversely affect relationships with broker-dealers, banks, agents, wholesalers and other distributors of our products and services, negatively impact new sales, and adversely affect our ability to compete and thereby have a material adverse effect on our business, results of operations and financial condition. Negative changes in credit ratings may increase our cost of funding. On April 8, 2003, Standard and Poor’s Ratings Services lowered its counterparty credit rating on AEGON’s senior debt from “AA-” to “A+”, with a stable outlook. Standard and Poor’s credit rating of AEGON’s subordinated debt is “A”. On December 12, 2002, Moody’s lowered its rating on AEGON’s senior unsecured debt from “Aa3” to “A2” with a negative outlook.

Changes in government regulations in the countries in which we operate may affect our profitability

Our insurance business is subject to comprehensive regulation and supervision in all countries in which we operate. The primary purpose of such regulation is to protect policyholders, not holders of our securities. Changes in existing insurance laws and regulations may affect the way in which we conduct our business and the products we may offer. For example, we expect our U.S. sales to be affected by the new amendments to the Federal Trade Commission Telemarketing Sales Rule as approximately 17% of AEGON USA new health insurance sales in 2002 were generated by telemarketing in the United States. The amendments to the rule, the majority of which went into effect on March 31, 2003, prevent telemarketers from targeting potential customers who have elected to be included in a national “do not call” list. Moreover, some states also have state-wide “do not call” lists. In addition, changes in pension and employee benefit regulation, social security regulation, financial services regulation, taxation and the regulation of securities products and transactions may also adversely affect our ability to sell new policies or our claims exposure on existing policies. Additionally, the insurance laws or regulations adopted or amended from time to time may be more restrictive or may result in higher costs than current requirements.

Litigation and regulatory investigations may adversely affect our business, results of operations and financial condition

We face significant risks of litigation and regulatory investigations and actions in connection with our activities as an insurer, securities issuer, employer, investment advisor, investor and taxpayer. Lawsuits, including class actions and regulatory actions may be difficult to assess or quantify, may seek recovery of very large and/or indeterminate amounts, including punitive and treble damages, and their existence and magnitude may remain unknown for substantial periods of time. A substantial legal liability or a significant regulatory action could have a material adverse effect on our business, results of operations and financial condition.

Defaults in our fixed maturity and mortgage loan portfolios may adversely affect profitability

Issuers of fixed maturity securities and mortgage loan borrowers have defaulted and may continue to default on principal and interest payments with respect to securities we hold. These issuers have defaulted and may continue to default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure or other reasons. Recent poor economic and investment climate in our major markets have resulted in an increase in investment impairments on our investment assets due to defaults and overall declines in the securities markets. A continuation of or increase in defaults on, or other reductions in the value of, these securities could have a material adverse effect on our business, results of operations and financial condition.

Liquidity risk of certain investment assets

Our investments in privately placed securities, mortgage loans, real estate, including real estate joint ventures and other limited partnership interests are relatively illiquid. If we require significant amounts of cash on short notice in excess of our normal cash requirements, we may have difficulty selling these investments at attractive prices, in a timely manner, or both. These assets amounted to EUR 45.5 billion or 34.9% of general account investments at the end of 2002 (and EUR 53.0 billion, or 38.3% in 2001). Investment income from these assets amounted to EUR 3.1 billion, EUR 3.5 billion and EUR 3.3 billion, representing 32.6%, 34.9% and 34.0% of total general account investment income for the years 2002, 2001 and 2000, respectively. We realized impairment losses of EUR 217.4 million, EUR 162.4 million and EUR 27.3 million on these assets in the years 2002, 2001 and 2000, respectively.

We may be unable to manage our risks successfully through derivatives

We are exposed to currency fluctuations, changes in the fair value of our investments, the impact of interest rate changes and changes in mortality and longevity. We use common derivative financial instruments such as interest rate swaps, options, futures and foreign exchange contracts to hedge our exposures related to both investments backing our insurance products and company borrowings. We may not be able to manage successfully through the use of derivatives the risks to which we are exposed. In addition, a counterparty may fail to honor the terms of its derivatives contracts with us. Our inability to manage our risks successfully through derivatives or a counterparty’s failure to honor its obligations to us could have a material adverse effect on our business, results of operations and financial condition.

State statutes and/or foreign country regulators may limit the aggregate amount of dividends payable by our subsidiaries to us, thereby limiting our ability to make payments under the guarantees

Our ability to make payments as required by the guarantees and pay certain operating expenses is dependent upon the receipt of dividends from our subsidiaries. Certain of these subsidiaries have regulatory restrictions which can limit the payment of dividends.

Tax law changes may adversely affect the sale and ownership of insurance products

Insurance products enjoy certain tax advantages, particularly in the United States and the Netherlands, which permit the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products. Taxes, if any, are payable on accumulated tax-deferred earnings when earnings are actually paid. The U.S. Congress has, from time to time, considered possible legislation that would eliminate the deferral of taxation on the accretion of value within certain annuities and life insurance products. In addition, the U.S. Congress passed legislation in 2001 that provided for reductions in the estate tax and the possibility of permanent repeal of the estate tax continues to be discussed, which could have an impact on insurance products and sales in the United States. Recent changes in tax laws in the Netherlands have reduced the attractiveness of certain of our individual life products. The current administration in the Netherlands has indicated that it is contemplating further changes in law that would eliminate the tax advantages of certain of our products, including group savings products. Any changes in U.S. or Dutch tax law affecting our products could have a material adverse effect on our business and results of operations.

Competitive factors may adversely affect our market share

Competition in our business segments is based on service, product features, price, commission structure, financial strength, claims paying ability, ratings and name recognition. We face intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products. The recent consolidation in the global financial service industry has also enhanced the competitive position of some of our competitors by broadening the range of their products and services, and increasing their distribution channels and their access to capital. In addition, development of alternative distribution channels for certain types of insurance and securities products, including through the Internet, may result in increasing competition as well as pressure on margins for certain types of products. These competitive pressures could result in increased pricing pressures on a number of our products and services, particularly as competitors seek to win market share, and may harm our ability to maintain or increase our profitability.

AEGON ranks fifth overall in the U.S. life insurance market based upon total life net written premiums. AEGON ranks third in individual annuities, fourth in group annuities, seventh in ordinary life and first in synthetic Guaranteed Investment Contracts. Our major competitors in the United States include AIG, Hartford, ING, Metropolitan, John Hancock, Jefferson-Pilot, Nationwide and Prudential. In Canada, AEGON ranks second in the universal life market, third in the traditional life market and fourth in the segregated funding insurance market based upon new sales. Our primary competitors in Canada are AIG, Industrial Alliance, Clarica, Great West Life, Sun Life and Manulife. In the Netherlands, AEGON is the second largest life insurer based on gross life premium income with a 14% market share compared to a 21% market share for ING. Our other major competitors include ASR Fortis, Interpolis and Delta Lloyd. In the United Kingdom, AEGON has a top five position in the independent financial advisor channel for group and individual pensions. AEGON UK faces strong competition in all its markets from two key sources: life and pension companies and investment management houses. Our key competitors in the U.K. primary pension market are Standard Life, Aviva, Prudential UK, Friends Provident and AXA. Our main competitors in the U.K. retail investment market are typically the investment management houses (e.g., Fidelity, Merrill Lynch, Henderson etc). In Hungary, our major competitors include Allianz, Generali-Providencia, ING and OPT Garancia.

We may be unable to retain personnel who are key to our business

As a global financial services enterprise with a decentralized management structure, we rely, to a considerable extent, on the quality of local management in the various countries in which we operate. The success of our operations is dependent, among other things, on our ability to attract and retain highly qualified professional personnel. Competition for key personnel in most countries in which we operate is intense. Our ability to attract and retain key personnel, and in particular senior officers, experienced portfolio managers, mutual fund managers and sales executives, is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent, which may offer compensation packages that include considerable equity-based incentives through stock option or similar programs.

Judgments of U.S. courts may not be enforceable against us

Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Dutch courts. As a result, our securityholders that obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment. It may, however, be possible for a U.S. investor to bring an original action in a Netherlands court to enforce liabilities against us, or our affiliates, directors, officers or any expert named herein, who reside outside the United States, based upon the U.S. federal securities laws.

Reinsurers to whom we have ceded risk may fail to meet their obligations

Our insurance subsidiaries cede premiums to other insurers under various agreements that cover individual risks, group risks or defined blocks of business, on a co-insurance, yearly renewable term, excess or catastrophe excess basis. These reinsurance agreements spread the risk and minimize the effect of losses. The amount of each risk retained depends on evaluation of the specific risk, subject, in certain circumstances, to maximum limits based on characteristics of coverage. Under the terms of the reinsurance agreements, the reinsurer agrees to reimburse for the ceded amount in the event the claim is paid. However, our insurance subsidiaries remain liable to their policyholders with respect to ceded insurance if any reinsurer fails to meet the obligations assumed by it. See Item 18, “Financial Statements”—“Schedule to Financial Statements”—“Reinsurance”, of AEGON’s Form 20-F for the financial year ended December 31, 2002, as amended, for a table showing life insurance in force amounts on a direct, assumed and ceded basis for 2000, 2001 and 2002. See also Item 18, “Financial Statements”, note 1.14 and 1.15 of AEGON’s Form 20-F for the financial year ended December 31, 2002, as amended, for the amount of reserve reduction taken at each balance sheet date for reinsurance ceded.

In accordance with industry practices, AEGON reinsures a portion of its life insurance exposure with unaffiliated insurance companies under traditional indemnity reinsurance arrangements. Approximately 33% of our total direct and assumed (for which we act as a reinsurer for others) life insurance in force is ceded to other insurers. In the United States, Transamerica Reinsurance retrocedes a significant portion of the risk it assumes. The major reinsurers of AEGON USA are Manulife Reinsurance Limited, RGA Reinsurance Company, Clarica Life Insurance Company, Munich American Reassurance Company, European Re of Zurich, Security Life of Denver and Swiss Re. The major reinsurers of AEGON UK include GE Frankona, Merrill Lynch Pensions, Invesco Pensions, Braillie Gifford Life, Barclays Global Investors Pensions and Deutsche Asset Management

Life and Pensions. The major reinsurers for non-life insurance for AEGON The Netherlands are Partners Re, Parijs, Swiss Re, Zurich, A’veen and GE Frankona. The major reinsurers of ÁB-AEGON, in Hungary, are Swiss Re and Münich Re. AEGON Spain’s major reinsurers are Muchener, Nacional, General Re and Frankona.

We may have difficulty managing our expanding operations and we may not be successful in acquiring new businesses or divesting existing operations

In recent years we have effected a number of acquisitions and divestitures around the world and we may make further acquisitions and divestitures in the future. Growth by acquisition involves risks that could adversely affect our operating results and financial condition, including the diversion of financial and management resources from existing operations, difficulties in assimilating the operations, technologies, products and personnel of the acquired company, significant delays in completing the integration of acquired companies, the potential loss of key employees or customers of the acquired company, potential losses from unanticipated litigation, and tax and accounting issues.

Our acquisitions could result in the incurrence of additional indebtedness, costs, contingent liabilities and amortization expenses related to goodwill and other intangible assets. Divestitures of existing operations could result in our assuming or retaining certain contingent liabilities. All of the foregoing could materially adversely affect our businesses, financial condition and results of operations. Future acquisitions may also have a dilutive effect on the ownership and voting percentages of existing shareholders.

There can be no assurance that we will successfully identify suitable acquisition candidates or that we will properly value acquisitions we make. We are unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed once negotiations have commenced.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “intend”, “may”, “expect”, “anticipate”, “predict”, “project”, “counting on”, “plan”, “continue”, “want”, “forecast”, “should”, “would”, “is confident” and “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations, including, but not limited to, the following:

•	changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;

•	changes in the performance of financial markets, including emerging markets, including:

—	the frequency and severity of defaults by issuers in our fixed income investment portfolios; and

—	the effects of corporate bankruptcies and/or accounting restatements (such as Enron and WorldCom) on the financial markets and the resulting decline in value of equity and debt securities we hold;

•	the frequency and severity of insured loss events;

•	changes affecting mortality, morbidity and other factors that may affect the profitability of our insurance products;

•	changes affecting interest rate levels and continuing low interest rate levels;

•	changes affecting currency exchange rates, including the euro/U.S. dollar and euro/UK pound exchange rates;

•	increasing levels of competition in the United States, the Netherlands, the United Kingdom and emerging markets;

•	changes in laws and regulations, particularly those affecting our operations, the products we sell and the attractiveness of certain products to our consumers;

•	regulatory changes relating to the insurance industry in the jurisdictions in which we operate;

•	acts of God, acts of terrorism and acts of war;

•	changes in the policies of central banks and/or foreign governments;

•	litigation or regulatory action that could require us to pay significant damages or change the way we do business;

•	customer responsiveness to both new products and distribution channels;

•	competitive, legal, regulatory, or tax changes that affect the distribution cost of or demand for our products; and

•	our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving initiatives.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table shows AEGON’s historical ratios of earnings to fixed charges for the periods indicated, computed in accordance with Dutch GAAP and U.S. GAAP.

	For the nine months ended September 30, (unaudited)				For the year ended December 31, (audited)
	2003		2002		2002		2001	2000	1999	1998
Ratio under Dutch GAAP	1.6		1.6		1.5		1.9	1.9	2.0	1.7
Ratio under U.S. GAAP	—	(1)	—	(1)	—	(1)	1.3	1.8	1.8	1.8
Ratio under Dutch GAAP(2)	3.8		3.9		3.4		4.7	4.6	3.9	3.2
Ratio under U.S. GAAP(2)	—	(1)	—	(1)	—	(1)	1.8	3.1	2.8	3.6

(1)	The deficiency of our earnings to fixed charges based on U.S. GAAP was EUR 841 million during 2002. Amounts based on U.S. GAAP are not available for nine month periods.
(2)	This ratio is provided supplementally and presents information excluding interest on fixed annuities and investment products from earnings and fixed charges.

Calculation of Ratios

The data used to prepare the ratios have been derived from our consolidated financial statements.

For purposes of these tables, “earnings” means income before tax plus fixed charges. “Fixed charges” are calculated by adding:

(i)	interest expensed and capitalized including interest on fixed annuities and investment products other than life insurance products; and
(ii)	amortized premiums, discounts and capitalized expenses related to indebtedness.

CAPITALIZATION

The following table sets forth our consolidated capitalization (1) as of September 30, 2003 and (2) as of September 30, 2003, adjusted to give effect to the issuance of the guarantees offered hereby and the consummation and application of the proceeds of the sale of the commercial lending segment of Transamerica Finance. The issuance of the guarantees and the sale of the commercial lending segment of Transamerica Finance are subject to the satisfaction of certain conditions. It is important that you read this table in conjunction with, and it is qualified by reference to “Selected Financial Data” and the historical financial statements and related notes in our annual report on Form 20-F for the year ended December 31, 2002, as amended, filed with the SEC, including the section titled “Operating and Financial Review and Prospects”, as well as the information relating to our results for the nine months ended September 30, 2003 furnished to the SEC on Form 6-K and, in each case, incorporated by reference in this prospectus.

	As of September 30, 2003 (in millions of €)
	Actual(1)	Adjusted(2)
Preferred shares class A	53	53
Preferred shares class B	3	3
Common shares	182	182
Surplus funds	13,368	13,895
Shareholders’ equity	13,606	14,133
Perpetual cumulative subordinated loans	1,517	1,517
Trust pass-through securities	442	442
Capital securities	1,959	1,959
Subordinated debt	477	477
Senior debt related to insurance activities	4,027	3,457
Total capital base	20,069	20,026

(1)	On September 30, 2003, our issued share capital consisted of 211,680,000 preferred shares class A, at par value EUR 0.25 per share, 10,220,000 preferred shares class B at par value EUR 0.25 per share, and 1,514,377,800 common shares, at par value EUR 0.12 per share.
(2)

The figures in this column are adjusted to reflect the issuance of the guarantees offered hereby and the contemplated consummation and application of the proceeds of the sale of the commercial lending segment of Transamerica Finance. The issuance of the guarantees and the sale of the commercial lending segment of Transamerica Finance are subject to the satisfaction of certain conditions. The adjustment to shareholders’ equity reflects a EUR 227 million gain on the disposition of the commercial lending segment of Transamerica Finance. The proceeds from that transaction are expected to be applied to reduce the short-term debt of Transamerica Finance by EUR 1,579 million and to reduce AEGON’s external debt related to non-insurance activities by EUR 2,828 million. Because AEGON does not consolidate non-insurance assets and related debt, these items are not considered part of AEGON’s capitalization under Dutch GAAP, the repayment of this debt and the issuance of the guarantees offered hereby will not change AEGON’s shareholders’ equity or total capital base. After giving effect to these transactions, AEGON’s external debt related to non-insurance activities is expected to consist of approximately EUR 905 million of the debt of Transamerica Finance guaranteed by AEGON and EUR 453 million of external debt related to non-insurance activities. AEGON has no secured indebtedness. AEGON does not guarantee any indebtedness of its subsidiaries other than the guarantees offered hereby, the indebtedness of AEGON Funding Corp. and AEGON Funding Corp. II discussed in the accompanying prospectus and the indebtedness of Transamerica Corporation in respect of EUR 442 million trust pass-through securities and EUR 264 million senior debt related to insurance activities, both of which are included in this capitalization table. On October 2, 2003, AEGON announced the sale of Transamerica Finance’s real estate tax service and flood hazard certification businesses to First American Corporation for a total cash purchase price of $400 million. As part of the transaction, Transamerica Finance’s real estate tax service subsidiary has distributed assets valued at

$246 million to Transamerica Finance. The sale of the two Transamerica Finance subsidiaries, combined with the asset distribution transaction, results in an after tax book gain of approximately $350 million. In accordance with Dutch GAAP, the gain will be recognized in the fourth quarter of 2003, will be added directly to shareholders’ equity and will not be included in net income. The cash proceeds received from First American Corporation will be used to retire outstanding debt.

THE CONSENT SOLICITATION

Outstanding Notes; Requisite Consents

The consent solicitation relates to Transamerica Finance’s outstanding TFC Notes, which total $1,054,781,000 in aggregate principal amount.

In order to effect the proposed amendments and waivers with respect to the TFC Indentures, Transamerica Finance is seeking the consents of the registered holders of TFC Notes issued under each of the TFC Indentures as follows:

1981 U.S. Bank Indenture

Title of Security	Aggregate Principal Amount Outstanding	CUSIP No.
6½% Debentures due March 15, 2011	$53,167,000	893502 AH 7

A consent to the proposed amendments shall also be a consent to the proposed waivers. The consents of the registered holders of at least 66 2/3% in aggregate principal amount of the notes outstanding of TFC Notes listed in the table above are required to effect the proposed amendments. The proposed waivers require the consent of a majority in aggregate principal amount of the notes outstanding of TFC Notes listed above. Therefore, even if Transamerica Finance does not obtain the consent of at least 66 2/3% in aggregate principal amount of TFC Notes listed above and is unable to effect the proposed amendments with respect to this indenture, Transamerica Finance may still effect the proposed waivers with respect to this indenture (in which case AEGON would issue a corresponding guarantee with respect to the notes issued under this indenture) if Transamerica Finance has received sufficient consents to do so.

1982 BNY Midwest Trust Company Indenture

Title of Security	Aggregate Principal Amount Outstanding	CUSIP No.
Zero Coupon Debentures due September 1, 2007	$49,983,000	893502 AM 6
Zero Coupon Debentures due March 1, 2010	132,963,000	893502 AN 4
Zero Coupon Debentures due September 1, 2012	199,811,000	893502 AP 9

A consent to the proposed amendments shall also be a consent to the proposed waivers. The consents of the registered holders of at least 66 2/3% in aggregate principal amount of the notes outstanding in each series of TFC Notes listed in the table above are required to effect the proposed amendments. The proposed waivers require the consent of a majority in aggregate principal amount of notes outstanding in each series of TFC Notes listed above. Therefore, even if Transamerica Finance does not obtain the consent of at least 66 2/3% in aggregate principal amount of the notes outstanding in each series of TFC Notes listed above and is unable to effect the proposed amendments with respect to this indenture, Transamerica Finance may still effect the proposed waivers with respect to this indenture (in which case AEGON would issue a corresponding guarantee with respect to the notes issued under this indenture) if Transamerica Finance has received sufficient consents to do so.

1991 BNY Midwest Trust Company Indenture

Title of Security(1)	Aggregate Principal Amount Outstanding	CUSIP No.
Medium Term Notes, Series E, due August 15, 2005	$20,000,000	89350L GM 8
Medium Term Notes, Series E, due August 25, 2005	10,000,000	89350L GP 1
Medium Term Notes, Series E, due December 6, 2010	15,000,000	89350L GR 7
Medium Term Notes, Series E, due December 6, 2010	10,000,000	89350L GS 5
Medium Term Notes, Series F, due January 27, 2004	15,000,000	89350L HY 1
Medium Term Notes, Series F, due January 28, 2004	21,425,000	89350L JA 1
Medium Term Notes, Series F, due February 2, 2004	10,500,000	89350L JC 7
Medium Term Notes, Series F, due February 4, 2004	15,000,000	89350L JE 3
Medium Term Notes, Series F, due February 12, 2004	20,000,000	89350L JK 9
Medium Term Notes, Series F, due March 25, 2004	25,500,000	89350L JN 3
Medium Term Notes, Series F, due May 14, 2004	100,000,000	89350L JR 4
Medium Term Notes, Series F, due January 14, 2009	10,000,000	89350L HU 9
Medium Term Notes, Series F, due January 26, 2009	10,000,000	89350L HX 3
Medium Term Notes, Series F, due January 28, 2009	10,500,000	89350L JB 9
7.50% Senior Notes due March 15, 2004	179,099,000	893502 BQ 6
6.40% Senior Notes due September 15, 2008	146,833,000	893502 CX 0

(1)	Pursuant to the terms of the 1991 BNY Midwest Trust Company Indenture, all of the Series E notes collectively comprise a single series of notes and all of the Series F notes collectively comprise a single series of notes.

A consent to the proposed amendments shall also be a consent to the proposed waivers. The consents of the registered holders of at least a majority in aggregate principal amount of the notes outstanding in each series of TFC Notes listed in the table above are required to effect the proposed amendments and waivers.

For the purposes of determining whether the requisite consents have been received for each of the three TFC Indentures, TFC Notes held by Transamerica Finance or any of its affiliates will not be counted as being outstanding.

If a holder fails to deliver a consent with respect to TFC Notes, or fails to cause the delivery of a consent, including any broker non-votes, it will have the same effect as if the holder had marked “DOES NOT CONSENT” to the proposed amendments and waivers on the letter of consent.

Whether or not Transamerica Finance has received the requisite consents as described above, Transamerica Finance may terminate the consent solicitation and elect not to effect the proposed amendments and waivers by giving notice as described below. If Transamerica Finance receives the requisite consents with respect to TFC Notes issued under any TFC Indenture, the proposed amendments and waivers applicable to such TFC Indenture will only take effect upon the issuance of an AEGON guarantee of TFC Notes issued under that TFC Indenture.

Record Date

The record date for determining the holders of TFC Notes entitled to deliver consents in connection with this consent solicitation is 5:00 p.m., New York City time, on                 , 2003.

Expiration Date; Extension of the Consent Solicitation Period; Amendment; Termination

The consent solicitation period will expire at 5:00 p.m., New York City time, on             , 2003, unless Transamerica Finance extends this period as to any series of TFC Notes. Transamerica Finance may extend this period as to one or more individual series without extending the period as to all series. If, at that time, Transamerica Finance has obtained the requisite consents with respect to any series, Transamerica Finance will so certify to the indenture trustees, and the consents will be effective and irrevocable as to such series. Transamerica Finance refers in this prospectus supplement and consent solicitation statement to the time that Transamerica Finance delivers this certification with respect to any series of TFC Notes as the “consent certification time.” In the event that Transamerica Finance does not receive the requisite consents with respect to any series of TFC Notes before the expiration of the solicitation period, Transamerica Finance reserves the right to extend the solicitation period as to any series of TFC Notes on one or more occasions. If Transamerica Finance extends the solicitation period, Transamerica Finance will give oral or written notice of this extension to the relevant indenture trustees and make a public announcement of this extension by no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date.

Transamerica Finance reserves the right, exercisable in its discretion, to terminate the consent solicitation and not effect the proposed amendments and waivers, whether or not Transamerica Finance has received the requisite consents, by giving oral or written notice of termination to the indenture trustees and making a public announcement of termination. Transamerica Finance also reserves the right, subject to applicable law, to amend this consent solicitation in any respect and as to any series of TFC Notes by giving oral or written notice of the amendment to the indenture trustees and making a public announcement of the amendment.

If Transamerica Finance makes any public announcement in connection with the consent solicitation, Transamerica Finance will disseminate it to holders of TFC Notes in a manner reasonably designed to inform them of the announced change on a timely basis. Without limiting the manner in which Transamerica Finance may choose to make a public announcement, except as may be required by applicable law, Transamerica Finance will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to PR Newswire.

Consequences to Non-Consenting Holders; No Dissenters’ Rights

If Transamerica Finance obtains the requisite consents and effects the proposed amendments and waivers, they will be binding on each holder of TFC Notes, regardless of whether or not that holder delivered its consent. You are not entitled to any dissenters’ rights in connection with the consent solicitation or the amendments and waivers.

Consent Procedures

In order to consent to the proposed amendments and waivers, a holder of TFC Notes must execute and deliver to the Tabulation Agent, at the address set forth on the back cover of this prospectus supplement and consent solicitation statement, a copy of the accompanying letter of consent for each series of TFC Notes held, or cause a letter of consent to be delivered to the Tabulation Agent on the holder’s behalf for each series of TFC Notes held, before the Expiration Date in accordance with the procedures described in the following paragraphs.

In accordance with the TFC Indentures, only registered holders of TFC Notes as of the close of business on the record date may execute and deliver to the Tabulation Agent a letter of consent. We expect that DTC will authorize its participants, which include banks, brokers and other financial institutions, to execute letters of consent with respect to TFC Notes they hold through DTC as if the participants were the registered holders of those notes. Accordingly, for purposes of the consent solicitation, when we use the term “registered holders,” we include banks, brokers and other financial institutions that are participants of DTC.

If you are a beneficial owner of TFC Notes held through a bank, broker or other financial institution, in order to consent to the proposed amendments and waivers, you must arrange for the bank, broker or other financial institution that is the registered holder to either (1) execute a letter of consent for each series of TFC Notes held and deliver it either to the Tabulation Agent on your behalf or to you for forwarding to the Tabulation Agent before the expiration of the solicitation period or (2) forward a duly executed proxy from the registered holder authorizing you to execute and deliver a letter or letters of consent with respect to the notes on behalf of the registered holder. If you receive such a proxy, you must deliver an executed letter of consent for each series of TFC Notes held, together with the proxy, to the Tabulation Agent before the expiration of the solicitation period. Beneficial owners of TFC Notes are urged to contact the bank, broker or other financial institution through which they hold their notes to obtain a valid proxy or to direct that a letter or letters of consent be executed and delivered in respect of their notes. Giving a consent by submitting a letter or letters of consent will not affect a holder’s right to sell or transfer TFC Notes. All consents received from a registered holder on the record date and not revoked by that registered holder before the consent certification time will be effective notwithstanding any transfer of those notes after the record date.

Registered holders of TFC Notes as of the record date who wish to consent should mail, hand deliver or send by overnight courier or facsimile a properly completed and executed letter of consent for each series of TFC Notes held, a form of which accompanies this prospectus supplement and consent solicitation statement, to the Tabulation Agent at the address set forth on the back cover page of this prospectus supplement and consent solicitation statement, in accordance with the instructions set forth in this prospectus supplement and consent solicitation statement and on the accompanying letter of consent. Letters of consent should be delivered to the Tabulation Agent, not to AEGON, Transamerica Finance, one of the indenture trustees, the Information Agent or the Solicitation Agent. We reserve the right, however, to accept any letter of consent received by AEGON, Transamerica Finance, one of the indenture trustees, the Information Agent or the Solicitation Agent.

You should not tender or deliver your TFC Notes at any time.

All letters of consent that are properly completed, executed and delivered to the Tabulation Agent, and not revoked before the consent certification time, will be given effect in accordance with the terms of those letters of consent. Registered holders who desire to consent to the amendments should mark the “CONSENTS” box on, and complete, sign and date, a letter of consent for each series of TFC Notes held in the form accompanying this prospectus supplement and consent solicitation statement, and mail, deliver or send by overnight courier or facsimile (confirmed by the consent certification time by physical delivery) each signed letter of consent to the Tabulation Agent at the address set forth on the back cover page of this prospectus supplement and consent solicitation statement or on the letter of consent, all in accordance with the instructions contained in this document and in the letter of consent. If none of the boxes in a letter of consent is marked, but the letter of consent is otherwise properly completed and signed, the registered holder will be deemed to have consented to the amendment with respect to the series of TFC Notes to which the letter of consent relates.

Letters of consent delivered by the registered holder(s) of TFC Notes as of the record date must be executed in exactly the same manner as those registered holder(s) name(s) appear(s) on the certificates representing the notes or on the position listings of DTC, as applicable. If notes to which a letter of consent relate are registered in the names of two or more joint holders, all of those holders must sign the letter of consent. If a letter of consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing. Each letter of consent will only be effective as to the TFC Notes identified on its front cover. Holders of multiple series of TFC Notes will be sent a separate letter of consent for each series of notes held. To be effective, each letter of consent must be properly executed by the registered holder of such notes and properly returned. If notes are registered in different names, separate letters of consent must be signed and delivered with respect to each registered note. If a letter of consent is executed by a person other than the registered holder, then it must be accompanied by a proxy executed by the registered holder.

All questions as to the validity, form and eligibility regarding the consent procedures will be determined by us, which determination will be conclusive and binding, subject only to final review as may be prescribed by the applicable indenture trustee concerning proof of execution and ownership. We also reserve the right, subject to any final review that the applicable indenture trustee prescribes for proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular letters of consent. Our interpretations of the terms and conditions of the consent solicitation shall be conclusive and binding.

Revocation of Consents

If you hold TFC Notes and submit one or more letters of consent:

•	Each properly completed and executed letter of consent will be counted, notwithstanding any transfer of TFC Notes to which the letter of consent relates, unless the procedure for revoking consents described below has been followed.

•	Before the expiration of the consent solicitation any registered holder of TFC Notes as of the close of business on the record date may revoke any consent given as to its notes. A registered holder of TFC Notes may revoke a consent by delivering to the Tabulation Agent at the address set forth on the back cover page of this prospectus supplement and consent solicitation statement or to the relevant indenture trustee a written notice of revocation of the consent (which may be in the form of a subsequently dated letter of consent marked with a specification, e.g. “CONSENTS” or “DOES NOT CONSENT”) containing the name of the registered holder, the series of TFC Notes to which the revocation relates, the principal amount of TFC Notes to which the revocation relates and the signature of the registered holder. Only a registered holder of TFC Notes as of the record date is entitled to revoke a consent previously given.

•	A beneficial owner of TFC Notes who is not the registered holder as of the record date of TFC Notes in respect of which the beneficial owner desires to revoke a previously delivered consent must arrange with the registered holder either for the registered holder to (1) execute and deliver to the Tabulation Agent on the beneficial owner’s behalf, or to the beneficial owner for forwarding to the Tabulation Agent, in either case before the expiration of the consent solicitation, a notice of revocation of any consent already given with respect to those TFC Notes or (2) forward a duly executed proxy from the registered holder authorizing the beneficial holder to deliver a notice of revocation on behalf of the registered holder as to that consent. To revoke the consent, the beneficial owner must deliver an executed notice of revocation, together with the proxy, to the Tabulation Agent before the expiration of the consent solicitation.

•	Any notice of revocation must be executed by a registered holder in the same manner as the holder’s name appears on the letter of consent to which the revocation relates. If a notice of revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing and must submit with the notice of revocation appropriate evidence of authority to execute the revocation. A revocation of a consent will be effective only as to the series of TFC Notes listed on the applicable notice of revocation and only if that notice of revocation complies with the procedures for revocation of consents described in this prospectus supplement and consent solicitation statement.

•	Transamerica Finance reserves the right to contest the validity of any revocation, and all questions as to validity, including time of receipt of any revocation will be determined by Transamerica Finance. Transamerica Finance’s determination will be conclusive and binding subject only to any final review as may be prescribed by the applicable indenture trustee concerning proof of execution and ownership. None of Transamerica Finance, any of its affiliates, the Information Agent, the Tabulation Agent, any of the indenture trustees, the Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor will any of them be liable for failure to give any notification.

The Solicitation Agent

Transamerica Finance has engaged UBS Securities LLC as Solicitation Agent in connection with the consent solicitation. From time to time UBS Securities LLC has provided, and may continue to provide in the future, investment banking, general financing and banking services to Transamerica Finance and AEGON, for which it has received or will receive customary compensation from Transamerica Finance or AEGON, as the case may be. UBS Securities LLC has been engaged to act as Solicitation Agent and shall not be deemed to have guaranteed, or be otherwise responsible for, the performance of any of Transamerica Finance’s obligations in connection with the consent solicitation, of its obligations under TFC Notes or of AEGON’s obligations under the guarantees. At any given time, UBS Securities LLC may trade for its own accounts, or for the accounts of its customers, and accordingly, may hold a long or short position in TFC Notes.

Questions regarding the consent solicitation may be directed to the Solicitation Agent in writing at the following address, or by telephone at the following telephone number:

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Call Collect: (203) 719-4210

U.S. Toll Free: (888) 722-9555 x4210

The Information Agent

Transamerica Finance has engaged Georgeson Shareholder Communications, Inc. as the Information Agent for the consent solicitation and offer to guarantee. Questions regarding the consent solicitation, and requests for additional copies of this prospectus supplement and consent solicitation statement or letters of consent and for assistance in delivering consents with respect to TFC Notes should be directed to the Information Agent in writing at the following address, or by telephone at the following telephone number:

Georgeson Shareholder Communications, Inc.

17 State Street, 10th Floor

New York, NY 10004

Banks and Brokers Call Collect: (212) 440-9800

All Others Call Toll Free: (866) 295-8149

The Tabulation Agent

Transamerica Finance has engaged Alpine Fiduciary Services, Inc. as the Tabulation Agent for the consent solicitation and offer to guarantee. All executed letters of consent and notices of revocation should be directed to the Tabulation Agent as follows:

By Hand:

Alpine Fiduciary Services, Inc.

c/o Securities Transfer and Reporting Services, Inc. (STARS)

100 William Street, Lower Galleria

New York, NY 10038

By Registered or Certified Mail:

Alpine Fiduciary Services, Inc.

P.O. Box 2065

South Hackensack, NJ 07606-9974

Attn: Corporate Actions Dept.

By Overnight Courier:

Alpine Fiduciary Services, Inc.

c/o Georgeson Shareholder Communications, Inc.

219 Murray Hill Parkway

East Rutherford, NJ 07073

By Facsimile:

(201) 528-0204

Delivery of a letter of consent or a notice of revocation to an address or facsimile number other than the Tabulation Agent’s address or facsimile number listed above does not constitute a valid delivery. Transamerica Finance reserves the right, however, to accept any letter of consent received by AEGON, Transamerica Finance, the indenture trustees, the Information Agent or the Solicitation Agent.

Fees and Expenses

The Solicitation Agent, the Information Agent and the Tabulation Agent will receive reasonable and customary compensation for their services, will be reimbursed by Transamerica Finance for various reasonable out-of-pocket expenses and will be indemnified against various liabilities in connection with the consent solicitation and offer to guarantee, including liabilities under the federal securities laws.

If consents to the proposed amendments and waivers have been validly submitted and not subsequently revoked prior to the Expiration Date by the registered holders of the requisite principal amount of each series of TFC Notes issued under any TFC Indenture, then Transamerica Finance will pay to the Soliciting Dealer (as defined below), if any, a dealer fee of $2.50 per $1,000 of TFC Notes in respect of the consents obtained from the holders of TFC Notes issued under such TFC Indenture whose beneficial owners hold not more than $250,000 principal amount per series of TFC Notes. A “Soliciting Dealer” is (i) any broker or dealer in securities, including the Solicitation Agent in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc., which we refer to as the “NASD”, (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD’s Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company.

No such dealer fee will be payable to a Soliciting Dealer if the Soliciting Dealer is required for any reason to transfer the amount of the fee to a consenting holder, although a Soliciting Dealer will not be precluded from receiving a fee because the Soliciting Dealer is also a consenting holder. In addition, no such dealer fee will be paid to a Soliciting Dealer with respect to validly submitted and unrevoked consents relating to TFC Notes held for a Soliciting Dealer’s own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be an agent of Transamerica Finance, the Information Agent, the Tabulation Agent or the Solicitation Agent for the purposes of the consent solicitation.

THE PROPOSED AMENDMENTS AND WAIVERS

The proposed amendments and waivers would give Transamerica Finance greater flexibility under the TFC Indentures to merge with another entity or sell or transfer its assets substantially as an entirety without compliance with certain conditions, to remove the limitations on liens covenant and, with respect to the 1981 U.S. Bank Indenture, to remove the limitations on Transamerica Finance’s ability to pay dividends. These changes to the TFC Indentures will only take effect upon the issuance of the guarantees by AEGON as described under “Description of the Guarantees” beginning on page S-31. Annexes A through C contain the complete text of the proposed amendments and waivers to the TFC Indentures.

The Proposed Amendments

The proposed amendments, if approved, will be embodied in supplemental indentures to the TFC Indentures. The proposed amendments are as follows:

Amendments to remove covenants regarding merger, consolidation or transfer of Transamerica Finance’s assets substantially as an entirety

Each of the TFC Indentures contains a limitation on merger, consolidation or sale or transfer of Transamerica Finance’s assets substantially as an entirety. Pursuant to this limitation, Transamerica Finance,

`without the consent of the holders of any of the outstanding TFC Notes, may consolidate with or merge into, or convey or transfer its assets substantially as an entirety to, any person that is a corporation (or, pursuant to the 1991 BNY Midwest Trust Company Indenture, a partnership or trust) organized and existing under the laws of any domestic jurisdiction provided that:

•	any successor person assumes Transamerica Finance’s obligations on TFC Notes and under the TFC Indentures;

•	after giving effect to the transaction no event of default and no event which, after notice or lapse of time, would become an event of default shall have occurred and be continuing; and

•	certain other conditions are met.

In addition, each of the TFC Indentures provides that if, as a result of any such merger, consolidation, sale or transfer, any of the property or assets of Transamerica Finance would become subject to any mortgage, pledge, lien, charge or other security interest, Transamerica Finance will, prior to such transaction, secure TFC Notes, equally and ratably with any other debt of Transamerica Finance then entitled to be so secured, by a direct lien on all such property or assets equal to and ratable with all liens other than any theretofore existing thereon.

One further provision in the 1981 U.S. Bank Indenture prohibits Transamerica Finance from entering into any such transaction unless after giving effect thereto Transamerica Finance or its successor would be in compliance with the requirements set forth in the indenture’s covenant relating to limitations on senior debt.

The proposed amendments, if approved, will remove all of the foregoing provisions from the TFC Indentures, and replace them in each Indenture with a covenant that will prohibit Transamerica Finance from:

•	consolidating with or merging into a non-U.S. entity; or

•	conveying or transferring its property and assets substantially as an entirety to a non-U.S. entity that assumes Transamerica Finance’s obligations under that Indenture.

These amendments will increase Transamerica Finance’s flexibility to engage in a merger with or into a U.S. entity or sell its assets substantially as an entirety to a U.S. entity.

Amendments to remove the limitations on liens covenants

The 1981 U.S. Bank Indenture, the 1982 BNY Midwest Trust Company Indenture and the 1991 BNY Midwest Trust Company Indenture each provide that neither Transamerica Finance nor any subsidiary of Transamerica Finance will create, incur or assume any mortgage, pledge, lien, charge or other security interest on any of the assets of Transamerica Finance or of any subsidiary of Transamerica Finance (except to secure debt to Transamerica Finance or its subsidiary) without making effective provision whereby the debt issued under such indenture shall be equally and ratably secured except (i) such security interests on assets of Transamerica Finance or any subsidiary of Transamerica Finance existing at the date of the Indenture and refundings thereof; (ii) certain purchase money liens, liens on real property and any improvements thereon constructed in whole or in part by or for Transamerica Finance or any subsidiary of Transamerica Finance to secure the cost of such construction improvements made after the date of the applicable indenture (or, in the case of the 1981 U.S. Bank Indenture and the 1982 BNY Midwest Trust Company Indenture, the commencement of the construction of which occurred within one year prior to November 1, 1971), and refundings thereof, not to exceed in the aggregate $50,000,000; (iii) certain security interests affecting property of a corporation existing at the time it first becomes a subsidiary of Transamerica Finance, and refundings thereof; (iv) certain security interests in connection with taxes or legal proceedings or created in the ordinary course of business and not in connection with the borrowing of money; (v) certain security interests in connection with government and certain other contracts, including leases; and (vi) other security interests to secure statutory and similar obligations. In the case of clause (ii) above, the principal amount secured by any of such security interests may not exceed the lesser of the cost or fair value (as determined by the Board of Directors of Transamerica Finance) of the property subject to such security interests, and in the case of clause (iii) above, the principal amount secured by any of such security interests may not exceed the lesser of the book value or fair value (as determined by the Board of Directors of Transamerica Finance) of the property subject to such security interest.

The limitations contained in these covenants have the effect of reducing the flexibility of AEGON and Transamerica Finance in reorganizing and restructuring Transamerica Finance’s business to meet strategic objectives. For example, these limitations would preclude Transamerica Finance from acquiring any entity that incurs certain types of liens on its assets in the ordinary course of its business, if those liens are not otherwise excepted. The proposed amendments, if approved, will remove these provisions from the TFC Indentures.

An amendment to remove the dividends limitations covenant in the 1981 U.S. Bank Indenture

The 1981 U.S. Bank Indenture provides that Transamerica Finance will not declare or pay any dividends (except stock dividends) on, or make any other distribution with respect to, its stock or make or permit any subsidiary of Transamerica Finance to make any payment to redeem, purchase or otherwise retire any shares of Transamerica Finance’s stock if, after giving effect thereto, the sum of all such amounts so expended after December 31, 1980 exceeds the sum of (i) net income of Transamerica Finance and its subsidiaries from December 31, 1980 to and including the calendar quarter next preceding the date thereof, (ii) $55,000,000, (iii) capital contributions to Transamerica Finance after December 31, 1980 and (iv) the net proceeds (in cash or, if a consideration other than cash, the fair value thereof as determined by the Board of Directors of Transamerica Finance) of all issuances after December 31, 1980 of stock and of debt of Transamerica Finance converted into stock of Transamerica Finance after such date; provided that (a) dividends, if in compliance with the foregoing limitation on the date of declaration thereof, may in any event be paid within 60 days after such declaration, (b) Transamerica Finance may make regular dividend payments on, and mandatory sinking fund redemptions of, preferred stock which may be issued after the date of the indenture, such preferred stock payments to be included in any computation under the foregoing limitation and (c) Transamerica Finance may retire any shares of its stock by exchange for, or out of the proceeds of the substantially concurrent sale of, shares of its stock and neither any such retirement nor any such proceeds so used shall be included in such computation determining compliance with the foregoing limitation.

The limitations contained in this provision may limit the amount of dividends that Transamerica Finance may pay to its parent company, which is also a wholly owned subsidiary of AEGON, the guarantor, and this could limit AEGON’s flexibility in managing the assets of the AEGON Group. The proposed amendment, if approved, will remove this provision from the 1981 U.S. Bank Indenture.

The Proposed Waivers

If we receive consents sufficient to amend the indentures as described above, the proposed waivers will not be required. We are seeking the proposed waivers in case we do not receive requisite consents to effect the proposed amendments. The proposed waivers include (i) a waiver of future compliance with the limitations on liens covenants in the 1981 U.S. Bank Indenture, the 1982 BNY Midwest Trust Company Indenture and the 1991 BNY Midwest Trust Company Indenture; and (ii) a waiver of future compliance with the limitations on dividends covenant in the 1981 U.S. Bank Indenture. The reasons for seeking the waivers of these covenants are identical to the reasons described above for seeking the removal of these covenants by amendment. A consent to the proposed amendments described above shall also be a consent to the proposed waivers. A waiver with respect to any of the TFC Indentures requires the consent of a majority in aggregate principal amount of each series of TFC Notes issued pursuant to that indenture.

If the requisite consents are obtained and the guarantees are issued as described herein, following the issuance of the guarantees, the terms of TFC Notes will not change, other than as contemplated by the proposed amendments and waivers described above. A description of the material terms of each series of TFC Notes (other than as may be modified upon the effectiveness of the proposed amendments and waivers) can be found in the registration statements, prospectuses and prospectus supplements filed with the Securities and Exchange Commission by Transamerica Finance in respect of each series of TFC Notes.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax consequences applicable to U.S. Holders (as defined below) that would result from the addition of the guarantees and the adoption of the proposed amendments and waivers. This summary is based upon existing U.S. federal income tax law, including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and U.S. Treasury regulations promulgated under the Code (the “Treasury Regulations”), as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.

This summary assumes that TFC Notes are held as capital assets as defined in Section 1221 of the Code at all times and that Transamerica Finance is solvent at the time that the proposed amendments and waivers are effected and the guarantees are issued. This summary does not discuss all aspects of U.S. federal income taxation that may be applicable to U.S. Holders (as defined below) nor does it address any aspects of foreign (other than with respect to Netherlands Taxation as discussed below), state or local taxation. Furthermore, this summary does not discuss all the tax consequences that may be relevant to a U.S. Holder in light of such holder’s particular circumstances, nor to U.S. Holders subject to special rules including without limitation, certain financial institutions, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt organizations, persons who hold TFC Notes as part of a position in a “straddle” or “appreciated financial position” or as part of a “hedging” or “conversion” transaction or other integrated transaction, persons who hold TFC Notes through a partnership or any other pass-through type entity, persons engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, and U.S. Holders whose functional currency is not the U.S. dollar. No tax ruling has been sought or obtained from the Internal Revenue Service (the “IRS”) with respect to the tax consequences described below and, as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein. Accordingly, each U.S. Holder is urged to consult its own tax advisors with regard to the consent solicitation and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign jurisdiction, to its particular situation.

“U.S. Holder” means a holder of TFC Notes who is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized under the laws of the United States or any political subdivision thereof, including the States and the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

If a partnership holds TFC Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding TFC Notes, you should consult your own tax advisor regarding the tax consequences resulting from the adoption of the proposed amendments and waivers and the addition of the guarantees. This summary does not discuss any U.S. federal income tax consequences applicable to persons that are not U.S. Holders.

The U.S. federal income tax consequences to a U.S. Holder resulting from the adoption of the proposed amendments and waivers and the addition of the guarantees will depend on whether such modifications to TFC Notes are treated as a “significant modification” within the meaning of Section 1001 of the Code and the applicable Treasury Regulations promulgated thereunder.

If the adoption of the proposed amendments and waivers and the addition of the guarantees are determined not to constitute a “significant modification” of TFC Notes for U.S. federal income tax purposes then the addition of the guarantees and adoption of the proposed amendments and waivers should not cause a taxable event for U.S. Holders. Consequently, a U.S. Holder would not recognize any gain or loss as a result of the addition of the guarantees and the adoption of the proposed amendments and waivers, and such holder’s holding period for and tax basis in TFC Notes would not be affected. As described below, Transamerica Finance believes that the addition of the guarantees and the adoption of the proposed amendments and waivers should not constitute a “significant modification” of TFC Notes; however, this conclusion is not free from doubt.

If the addition of the guarantees and the adoption of the proposed amendments and waivers are determined to effect a “significant modification” of TFC Notes, such modification will be treated, for U.S. federal income tax purposes, as resulting in a constructive exchange of TFC Notes for new debt instruments having modified terms, pursuant to which a U.S. Holder of TFC Notes may be subject to the following U.S. federal income tax consequences:

•	recognition of gain or loss in an amount equal to the difference, if any, between the amount realized by such holder in the constructive exchange and the U.S. Holder’s adjusted tax basis in TFC Notes deemed to be exchanged;

•	a new holding period in the debt instruments the U.S. Holders are deemed to receive pursuant to such constructive exchange beginning on the day after the constructive exchange;

•	a new tax basis in the debt instruments the U.S. Holders are deemed to receive pursuant to such constructive exchange equal to the amount realized by such holders in the constructive exchange;

•	any TFC Notes that were not originally issued with original issue discount could be treated as having been exchanged for new debt instruments with original issue discount and thus, could be subject to the tax accounting rules that are applicable to debt instruments that are issued with original issue discount; and

•	with respect to any TFC Notes that were issued with original issue discount, the constructive exchange could affect the amount of original issue discount reported by Transamerica Finance and the amount of original issue discount that the U.S. Holders thereof are required to accrue for U.S. federal income tax purposes.

The Treasury Regulations promulgated under Section 1001 of the Code provide both a general rule for purposes of determining whether a debt instrument has been “significantly modified” and more specific tests which are applicable to a list of enumerated modifications. The general rule is a facts and circumstances based test and is dependent upon the economic significance of the modifications. For purposes of applying the general rule, the collective effect of all such modifications (other than those specifically enumerated modifications) are taken into account and thus, a series of modifications, which although separately may not be significant, could cumulatively be significant. If a modification to a debt instrument is covered by one of the specifically enumerated categories of modifications discussed above, specific rules and tests apply for purposes of determining whether such modification is significant. If the relevant modification satisfies the prescribed test then such modification will be considered as per se significant. Conversely, if such modification fails the relevant prescribed tests then it will not be considered significant. As stated above, a modification covered by one of the specifically enumerated categories is not taken into account for purposes of applying the general rule provided by the Treasury Regulations.

The Treasury Regulations promulgated under Section 1001 of the Code specifically provide as an enumerated modification that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not give rise to a “significant modification” of that debt instrument. Whether any or all of the covenants that are proposed to be amended or waived pursuant to the proposed amendments and waivers are customary accounting or financial covenants is a question of fact. Although not free from doubt, Transamerica Finance believes and intends to take the position that the covenants that are proposed to be amended or waived with respect to TFC Notes are customary accounting and financial covenants and further that the alteration of such covenants is not economically significant and, consequently, that the adoption of the proposed amendments should not result in a “significant modification” of TFC Notes under the Treasury Regulations. It should be noted that there is no authority directly on point that discusses the tax consequences of the adoption of the proposed amendments and waivers, and the IRS or a court could disagree with this determination and treat the adoption of the proposed amendments and waivers as a “significant modification” for U.S. federal income tax purposes in which case the U.S. Holders could be subject to the tax consequences discussed above.

The Treasury Regulations promulgated under Section 1001 of the Code specifically provide as an enumerated modification the addition of a guarantee to a debt instrument. The regulation provides that the addition of a guarantee on a recourse debt instrument will give rise to a “significant modification” of such debt instrument only if the addition of such guarantee results in: (i) a substantial enhancement of the obligor’s capacity to meet its payment obligations under the debt instrument and that capacity was primarily speculative prior to the modification and is adequate after the modification, or (ii) a substantial impairment of the obligor’s capacity to meet its payment obligations under the debt instrument and that capacity was adequate prior to the modification and is primarily speculative after the modification. Transamerica Finance believes that its capacity to meet its obligations under TFC Notes is not primarily speculative at this time and will not become primarily speculative as a result of the guarantees. Consequently, although the issue is not free from doubt, the addition of the guarantees should not constitute a “significant modification” of TFC Notes within the meaning of the applicable Treasury Regulations promulgated pursuant to Section 1001 of the Code.

This summary is provided for general information purposes only and U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences related to the consent solicitation, in particular the consequences if the addition of the guarantees and the adoption of the proposed amendments and waivers were determined to result in a constructive exchange of TFC Notes for new debt instruments having modified terms.

NETHERLANDS TAXATION

The amendments of and waivers with respect to the TFC Indentures, together with the issuance of the guarantees should not have any Dutch tax consequences for the holders of TFC Notes.

DESCRIPTION OF THE GUARANTEES

The AEGON Guarantees

In the event that the requisite consents described in this prospectus supplement and consent solicitation statement are received and Transamerica Finance implements the proposed amendments and waivers to the TFC Indentures and the other conditions to the effectiveness of the guarantees described below are satisfied, AEGON will fully, unconditionally and irrevocably guarantee the obligations of Transamerica Finance in respect of TFC Notes. The guarantees will be embodied in supplemental indentures to the TFC Indentures to be executed by AEGON, Transamerica Finance and the applicable trustee. In connection with the issuance of the guarantees, Transamerica Finance may pay a guarantee fee to AEGON.

Form of Guarantees

The guarantees will be offered in uncertificated form, subject to our obtaining the requisite consents and determining to proceed with the proposed amendments and waivers. It will not be necessary for new certificates evidencing TFC Notes to be issued. The guarantees will relate solely to, and may not be separated from, TFC Notes.

Conditions to the Effectiveness of the Guarantees

The guarantees with respect to any series of TFC Notes will not become effective unless and until (1) Transamerica Finance has received the requisite consents from the holders of each series of TFC Notes issued under the governing TFC Indenture and (2) the applicable supplemental indenture has been duly executed and delivered by all parties thereto. In the event that Transamerica Finance exercises its right to terminate the consent solicitation and not effect the proposed amendments to or waivers with respect to the TFC Indentures, whether or not the requisite consents have been received, the guarantees will not become effective.

Obligations Guaranteed

AEGON will fully and unconditionally guarantee to each holder of TFC Notes the prompt and punctual payment (and not merely the collection) of the principal of (premium, if any) and interest represented by TFC Notes, when and as the same become due and payable, whether at maturity, by acceleration, by call for redemption or otherwise, without any requirement that a holder of TFC Notes first proceed against Transamerica Finance. In addition, AEGON will fully and unconditionally guarantee all other obligations of Transamerica Finance under the TFC Indentures.

The guarantees will continue in full force and effect until all obligations of Transamerica Finance in respect of TFC Notes have been satisfied.

Ranking

The guarantees of the TFC Notes will constitute unsecured, unsubordinated obligations of AEGON and will rank equal in right of payment with all other unsecured and unsubordinated obligations of AEGON other than obligations that by mandatory operation of law would be given priority in a dissolution of AEGON.

No Defense, Immunity, Set-off and Counterclaim

AEGON’s liability under the guarantees will be absolute and unconditional for the duration of the guarantees, irrespective of any invalidity, irregularity or unenforceability of the guaranteed TFC Notes.

AEGON will also waive, unconditionally and irrevocably, any right of immunity on the grounds of sovereignty or other similar grounds, from any legal action, suit, process or proceeding in connection with or arising out of the guarantees, from the giving of any relief thereunder, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment from attachment in aid of execution of judgment, or from execution of judgment or other legal action, suit, process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which any proceeding may at time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the guarantees and will agree for the benefit of each holder of TFC Notes, from time to time, not to plead or claim any set-off or counterclaim.

Payments of Additional Amounts

To the extent allowed by law, AEGON will make all payments pursuant to the guarantees without withholding or deduction for or on account of, any present or future taxes, duties, assessments, levies and other governmental charges of any nature whatsoever now or hereafter imposed or established by or on behalf of the Netherlands, or any authority in the Netherlands (a “Netherlands Tax”). In the event any Netherlands Tax is so imposed or established on any amounts payable under the guarantees, AEGON will pay to you such additional amounts as may be necessary so that the net amounts received by you after any withholding or deduction of such Netherlands Tax shall equal the amounts which you would have received if no such Netherlands Tax had been deducted or withheld; provided, however, that the amounts with respect to any Netherlands Tax shall be payable only to holders that are not residents in the Netherlands for purposes of its tax laws; and provided further, that AEGON shall not be required to make any payment of any additional amounts on account of:

•	your having some connection with the Netherlands other than the mere holding of the TFC Note to which the guarantee relates;

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge payable other than by withholding from payments on TFC Notes;

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment pursuant to the guarantees, if such payment can be made without such withholding by any other paying agent;

•	any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in the Netherlands, or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge;

•	your presentation of the TFC Note (where presentation is required) for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment;

•	any withholding or deduction imposed on a payment under the guarantees which is required to be made pursuant to a European Union directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or

•	any combination of the items above,

nor shall additional amounts be paid with respect to any payment pursuant to the guarantees to any holder of TFC Notes who is a fiduciary, a partnership or a beneficial owner who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of TFC Notes.

Consolidation, Merger or Disposition

AEGON may not consolidate with or merge into, or sell or lease substantially all of its assets to any person unless:

•	the successor person expressly assumes AEGON’s obligations under the guarantees; and

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the TFC Indentures.

Governing Law and Jurisdiction

The supplemental indentures providing for the guarantees will be governed and construed in accordance with the laws of the State of California, except with respect to (1) the provisions relating solely to the guarantees and their enforcement which will be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions and (2) the authorization and execution of the supplemental indentures by or on behalf of AEGON which are governed by the laws of the Netherlands.

AEGON will agree that any legal action, suit or proceeding against it arising out of or related to the guarantees may be brought in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan and will irrevocably accept and submit to the non-

exclusive jurisdiction of the aforementioned courts, in personam, generally and unconditionally, with respect to any suit, action or proceeding in connection with or arising out of the guarantees.

Termination

The guarantees will not terminate unless and until the principal (premium, if any) and interest of all outstanding TFC Notes will have been paid.

Amendment

If the guarantees become effective with respect to TFC Notes and the TFC Indentures, no amendment to the guarantees may become effective without the consent of the indenture trustee of the applicable TFC Indenture and of the requisite holders of TFC Notes with respect to amending such indenture.

LEGAL MATTERS

Certain matters of United States law relating to the guarantees offered through this prospectus supplement and consent solicitation statement will be passed upon for AEGON by Allen & Overy, New York, New York. Certain matters of United States law will be passed upon for Transamerica Finance by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations. Certain Dutch legal matters relating to the securities will be passed upon for AEGON by Erik Lagendijk, general counsel of AEGON, and Allen & Overy, Amsterdam, the Netherlands.

Annex A

Proposed Amendments and Waivers to the 1981 U.S. Bank Indenture

Proposed Amendments

Upon receipt of the requisite consents, we are proposing to amend the provisions of the 1981 U.S. Bank Indenture as indicated below. The following text in italics will be deleted from the indenture and replaced with the text in boldface.

Text of indenture to be amended:

§ 8-1. Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

(1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

After the proposed amendments take effect, Section 8-1 will read as follows:

§ 8-1. Limitation on Consolidation, etc. by the Company.

The Company shall not consolidate with or merge into any other corporation that is not organized and existing under the laws of the United States of America or any State or the District of Columbia and shall not convey or transfer its properties and assets substantially as an entirety to any Person that is not organized and existing under the laws of the United States of America or any State or the District of Columbia if such Person would assume the Company’s obligations under this Indenture in connection therewith.

Text of indenture to be amended:

§ 8-2. Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that such conveyance or transfer shall have the effect of releasing the Original Company or any Successor Corporation from its liability as obligor and maker on any of the Debentures.

After the proposed amendments take effect, Section 8-2 will read as follows:

§ 8-2. [Intentionally omitted.]

Text of indenture to be amended:

§ 8-3. Debentures to be Secured in Certain Events.

If any merger or consolidation of the Company with or into any corporation or any conveyance or transfer to any Person by the Company of its properties and assets substantially as an entirety in accordance with

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§ 8-1 hereof would subject any of the property or assets of the Company owned immediately prior thereto to any Security Interest, the Company, by indenture supplemental hereto, will, prior to such consolidation, merger, conveyance or transfer, secure the due and punctual payment of the principal of and interest on the Debentures (equally and ratably with any other Debt of the Company than entitled to be so secured) by a direct lien on all such property or assets of the Company equal to and ratable with all liens other than any theretofore existing thereon.

After the proposed amendments take effect, Section 8-3 will read as follows:

§ 8-3. [Intentionally omitted.]

Text of indenture to be amended:

§ 8-4. Condition to Merger, Consolidation, etc.

Notwithstanding § 8-1 hereof, the Company shall not merge or consolidate with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless immediately after giving effect to such transaction, any successor corporation formed by such consolidation or into which the Company is merged or any Person to which such conveyance or transfer is made would be in compliance with the provisions of § 10-8 hereof as if such successor corporation or Person had been named as the Company therein.

After the proposed amendments take effect, Section 8-4 will read as follows:

§ 8-4. [Intentionally omitted.]

Text of indenture to be amended:

§ 10-6. Limitations on Dividends and Other Stock Payments.

The Company will not (a) declare or pay any dividend or make any distribution on any stock of the Company or to its stockholders (other than dividends or distributions payable in shares of stock of the Company), (b) purchase, redeem or otherwise acquire or retire for value any shares of its stock or (c) permit any Subsidiary to purchase, redeem or otherwise acquire for value any shares of stock of the Company, if, after giving effect thereto, the sum of such dividends (declared or paid), distributions, purchases, redemptions, acquisitions and retirements after December 31, 1980, exceeds the sum of (i) Net Income from December 31, 1980, to and including the calendar quarter next preceding the date thereof, (ii) $55,000,000, (iii) capital contributions to the Company after December 31, 1980, and the net proceeds (in cash or, if a consideration other than cash, the fair value thereof to be as determined by the Board of Directors) of the issue or sale after December 31, 1980 of stock of the Company and (iv) the net proceeds (in cash or, if a consideration other than cash, the fair value thereof to be as determined by the Board of Directors) of the issue or sale after December 31, 1980 of any Debt of the Company which has been converted into shares of stock of the Company after such date; provided that the provisions of this § 10-6 shall not prevent the payment of any dividend payable within sixty days after the date of declaration thereof, if at said date such declaration complied with the provisions of this § 10-6; and provided, further, that the Company may retire any shares of its stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its stock, and neither any such retirement nor any such proceeds so used shall be included in any computation under this § 10-6.

Notwithstanding the foregoing, the Company may make regular dividend payments on, and mandatory sinking fund redemptions of, all shares of any class of its preferred stock which may hereafter be issued to Persons other than Affiliates, provided, that such payments and redemptions made after December 31, 1980 shall be included in any computation under this § 10-6.

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After the proposed amendments take effect, Section 10-6 will read as follows:

§ 10-6. [Intentionally omitted.]

Text of indenture to be amended:

§ 10-7. Limitations on Liens.

The Company covenants and agrees that neither it nor any Subsidiary will directly or indirectly create, incur, suffer to be created or assume any mortgage, pledge, lien, charge or other security interest, including the charge upon property in respect of conditional sales or other title retention agreements (all the foregoing being sometimes called in this Article X a “Security Interest”), in or upon any of its property or assets, real or personal, now owned or hereafter acquired, except to secure Debt to the Company or a Subsidiary, unless effective provision has been made for securing payment of the principal of and interest on the Debentures equally and ratably with any and all other indebtedness or other obligation which is or in any event may be secured by such Security Interest, so long as any such other indebtedness or other obligation shall be so secured, and the Company covenants that in any such case it will so secure the Debentures; provided, however, that this § 10-7 shall not apply to any of the following:

(a) any Security Interest in or upon any property or assets owned by the Company or any Subsidiary which Security Interest is existing at the date of this Indenture;

(b) the acquisition hereafter by the Company or any Subsidiary of any property or assets, not theretofore owned by the Company or such Subsidiary, which are subject to any Security Interest, whether or not assumed by the Company or such Subsidiary, and the creation, contemporaneously with, or within 60 days after, the acquisition hereafter by the Company or any Subsidiary of any property or assets not owned prior to such acquisition by the Company or such Subsidiary of any Security Interest in or upon such property or assets to secure or provide for the payment of any part of the purchase price thereof, provided that in each such case (i) such Security Interest shall not extend to or cover any property of the Company or any Subsidiary other than substantially the same property as that subject to such Security Interest at the time of the acquisition of such property or within 60 days thereafter as permitted by this clause (b) (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property), and (ii) the principal amount secured by such Security Interest at the time of the acquisition of such property or within 60 days thereafter as permitted by this clause (b) shall not exceed the lesser of the cost or fair value (as determined by the Board of Directors) of the property subject to such Security Interest at the time of its acquisition or within 60 days thereafter as permitted by this clause (b); and provided, further, that the aggregate amount secured by the Security Interest created under this clause (b) and clause (c) of this § 10-7 shall not exceed $50,000,000 at any one time outstanding;

(c) the creation of any Security Interest in or upon any real property and any improvement thereon constructed, in whole or in part, by or for the Company or any Subsidiary after the date of this Indenture or the commencement of the construction of which occurred within one year prior to November 1, 1971 to secure or provide for the payment of any part of the cost of such construction, provided that in each such case (i) such Security Interest shall not extend to or cover any property theretofore owned by the Company or any Subsidiary, in whole or in part, other than such improvement and any real property on which such improvement is located and which was substantially unimproved at the date of commencement of construction of such improvement, (ii) the principal amount secured by such Security Interest shall not exceed the lesser of the cost or fair value (as determined by the Board of Directors) of the property and improvement subject to such Security Interest at the time construction of such improvement is completed and (iii) such Security Interest is created in connection with a construction loan to finance construction of such improvement, in whole or in part, or in connection with the permanent financing of such improvement, in whole or in part, after construction is completed; and provided, further, that the aggregate amount secured by the Security Interests created under this clause (c) and clause (b) of this § 10-7 shall not exceed $50,000,000 at any one time outstanding;

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(d) any Security Interest affecting property of a corporation, which Security Interest is existing at the time such corporation first becomes a Subsidiary, provided that in each case (i) such Security Interest shall not extend to or cover any property other than substantially the same property as that subject to such Security Interest immediately prior to the time such corporation first becomes a Subsidiary (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property), and (ii) the principal amount secured by such Security Interest at the time such corporation first becomes a Subsidiary shall not exceed the lesser of the book value or fair value (as determined by the Board of Directors) of the property subject to such Security Interest at the time such corporation first becomes a Subsidiary;

(e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security Interest referred to in one or more of the foregoing clauses (a), (b), (c) and (d) or of any amount secured thereby, provided that the principal amount secured thereby shall not exceed the principal amount so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Security Interest shall be limited to all or part of substantially the same property which secured the Security Interest extended, renewed or replaced (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property);

(f) any pledge or deposit to secure payment of workmen’s compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases to which the Company or any Subsidiary is a party; any deposit to secure public or statutory obligations of the Company or any Subsidiary or surety or appeal bonds to which the Company or any Subsidiary is a party;

(g) any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any governmental authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

(h) any pledge or lien necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or any Subsidiary or required in connection with the institution by the Company or any Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or any Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; and the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Company or any Subsidiary to maintain self-insurance or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

(i) any mechanics’, carriers’, workmen’s, repairmen’s or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings, or deposits to obtain the release of such liens;

(j) any pledge or assignment as collateral security of moneys or claims to moneys due or to become due under contracts with or originating from the government of the United States of America or any State thereof, or of any foreign country, or of any agency, department, municipality, political subdivision, governmental authority or other instrumentality of any thereof; and

(k) any lien or encumbrance on property in favor of the United States of America or any State thereof, or of any foreign country, or of any agency, department, municipality, political subdivision, governmental authority or other instrumentality of any thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract.

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The Company covenants and agrees that it will not, and will not permit any Subsidiary to, sign or file in any State or other jurisdiction a financing statement under the Uniform Commercial Code as in effect in any State or other jurisdiction which names the Company or any Subsidiary as debtor or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect, or continue as perfected, a Security Interest which the Company or any Subsidiary is under the foregoing provisions of this § 10-7 entitled, without equally and ratably securing the Debentures, to create, incur, suffer to be created or assume.

After the proposed amendments take effect, Section 10-7 will read as follows:

§ 10-7. [Intentionally omitted.]

Proposed Waivers

The proposed waivers include: (i) a waiver of future compliance with § 10-7 (Limitations on Liens) quoted above and (ii) a waiver of future compliance with § 10-6 (Limitations on Dividends and Other Stock Payments), also quoted above.

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Annex B

Proposed Amendments and Waiver to the 1982 BNY Midwest Trust Company Indenture

Proposed Amendments

Upon receipt of the requisite consents, we are proposing to amend the provisions of the 1982 BNY Midwest Trust Company Indenture as indicated below. The following text in italics will be deleted from the indenture and replaced with the text in boldface.

Text of indenture to be amended:

SECTION 8.01. Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

(1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been met.

After the proposed amendment take effect, Section 8.01 will read as follows:

SECTION 8.01. Limitation on Consolidation, etc. by the Company.

The Company shall not consolidate with or merge into any other corporation that is not organized and existing under the laws of the United States of America or any State or the District of Columbia and shall not convey or transfer its properties and assets substantially as an entirety to any Person that is not organized and existing under the laws of the United States of America or any State or the District of Columbia if such Person would assume the Company’s obligations under this Indenture in connection therewith.

Text of indenture to be amended:

SECTION 8.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that such conveyance or transfer shall have the effect of releasing the Original Company or any Successor Corporation from its liability as obligor and maker on any of the Securities.

After the proposed amendment take effect, Section 8.02 will read as follows:

SECTION 8.02. [Intentionally omitted.]

Text of indenture to be amended:

SECTION 8.03. Securities to be Secured in Certain Events.

If any merger or consolidation of the Company with or into any corporation or any conveyance or transfer to any Person by the Company of its properties and assets substantially as an entirety in accordance with

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Section 8.01 hereof would subject any of the property or assets of the Company owned immediately prior thereto to any Security Interest (as defined in Section 10.06), the Company, by indenture supplemental hereto, will, prior to such consolidation, merger, conveyance or transfer, secure the due and punctual payment of the principal of and interest, if any, on the Securities (equally and ratably with any other Debt of the Company then entitled to be so secured) by a direct lien on all such property or assets of the Company equal to and ratable with all liens other than any theretofore existing thereon.

After the proposed amendment take effect, Section 8.03 will read as follows:

SECTION 8.03. [Intentionally omitted.]

Text of indenture to be amended:

SECTION 10.06. Limitation on Liens.

The Company covenants and agrees that neither it nor any Subsidiary will directly or indirectly create, incur, suffer to be created or assume any mortgage, pledge, lien, charge or other security interest, including the charge upon property in respect of conditional sales or other title retention agreements (all the foregoing being sometimes called in this Article a “Security Interest”), in or upon any of its property or assets, real or personal, now owned or hereafter acquired, except to secure Debt to the Company or a Subsidiary, unless effective provision has been made for securing payment of the principal of and interest, if any, on the Securities equally and ratably with any and all other indebtedness or other obligation which is or in any event may be secured by such Security Interest, so long as any such other indebtedness or other obligation shall be so secured, and the Company covenants that in any such case it will so secure the Securities; provided, however, that this Section shall not apply to any of the following:

(a) any Security Interest in or upon any property or assets owned by the Company or any Subsidiary which Security Interest is existing at the date of this Indenture;

(b) the acquisition hereafter by the Company or any Subsidiary of any property or assets, not theretofore owned by the Company or such Subsidiary, which are subject to any Security Interest, whether or not assumed by the Company or such Subsidiary, and the creation, contemporaneously with, or within 60 days after, the acquisition hereafter by the Company or any Subsidiary of any property or assets not owned prior to such acquisition by the Company or such Subsidiary of any Security Interest in or upon such property or assets to secure or provide for the payment of any part of the purchase price thereof, provided that in each such case (i) such Security Interest shall not extend to or cover any property of the Company or any Subsidiary other than substantially the same property as that subject to such Security Interest at the time of the acquisition of such property or within 60 days thereafter as permitted by this clause (b) (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property), and (ii) the principal amount secured by such Security Interest at the time of the acquisition of such property or within 60 days thereafter as permitted by this clause (b) shall not exceed the lesser of the cost or fair value (as determined by the Board of Directors) of the property subject to such Security Interest at the time of its acquisition or within 60 days thereafter as permitted by this clause (b); and provided, further, that the aggregate amount secured by the Security Interest created under this clause (b) and clause (c) of this Section shall not exceed $50,000,000 at any one time outstanding;

(c) the creation of any Security Interest in or upon any real property and any improvement thereon constructed, in whole or in part, by or for the Company or any Subsidiary after the date of this Indenture or the commencement of the construction of which occurred within one year prior to November 1, 1971 to secure or provide for the payment of any part of the cost of such construction, provided that in each such case (i) such Security Interest shall not extend to or cover any property theretofore owned by the Company or any Subsidiary, in whole or in part, other than such improvement and any real property on which such improvement is located and which was substantially unimproved at the date of commencement of construction of such improvement, (ii) the principal amount secured by such Security Interest shall not

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exceed the lesser of the cost or fair value (as determined by the Board of Directors) of the property and improvement subject to such Security Interest at the time construction of such improvement is completed and (iii) such Security Interest is created in connection with a construction loan to finance construction of such improvement, in whole or in part, or in connection with the permanent financing of such improvement, in whole or in part, after construction is completed; and provided, further, that the aggregate amount secured by the Security Interests created under this clause (c) and clause (b) of this Section shall not exceed $50,000,000 at any one time outstanding;

(d) any Security Interest affecting property of a corporation, which Security Interest is existing at the time such corporation first becomes a Subsidiary, provided that in each case (i) such Security Interest shall not extend to or cover any property other than substantially the same property as that subject to such Security Interest immediately prior to the time such corporation first becomes a Subsidiary (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property), and (ii) the principal amount secured by such Security Interest at the time such corporation first becomes a Subsidiary shall not exceed the lesser of the book value or fair value (as determined by the Board of Directors) of the property subject to such Security Interest at the time such corporation first becomes a Subsidiary;

(e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security Interest referred to in one or more of the foregoing clauses (a), (b), (c) and (d) or of any amount secured thereby, provided that the principal amount secured thereby shall not exceed the principal amount so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Security Interest shall be limited to all or part of substantially the same property which secured the Security Interest extended, renewed or replaced (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property);

(f) any pledge or deposit to secure payment of workmen’s compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases to which the Company or any Subsidiary is a party; any deposit to secure public or statutory obligations of the Company or any Subsidiary or surety or appeal bonds to which the Company or any Subsidiary is a party;

(g) any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any governmental authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

(h) any pledge or lien necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or any Subsidiary or required in connection with the institution by the Company or any Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or any Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; and the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Company or any Subsidiary to maintain self-insurance or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

(i) any mechanics’, carriers’, workmen’s, repairmen’s or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings, or deposits to obtain the release of such liens;

(j) any pledge or assignment as collateral security of moneys or claims to moneys due or to become due under contracts with or originating from the government of the United States of America or any State

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thereof, or of any foreign country, or of any agency, department, municipality, political subdivision, governmental authority or other instrumentality of any thereof; and

(k) any lien or encumbrance on property in favor of the United States of America or any State thereof, or of any foreign country, or of any agency, department, municipality, political subdivision, governmental authority or other instrumentality of any thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract.

The Company covenants and agrees that it will not, and will not permit any Subsidiary to, sign or file in any State or other jurisdiction a financing statement under the Uniform Commercial Code as in effect in any State or other jurisdiction which names the Company or any Subsidiary as debtor or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect, or continue as perfected, a Security Interest which the Company or any Subsidiary is under the foregoing provisions of this Section entitled to create, incur, suffer to be created or assume without equally and ratably securing the Securities.

After the proposed amendment take effect, Section 10.06 will read as follows:

SECTION 10.06. [Intentionally omitted.]

Proposed Waiver

The proposed waiver is a waiver of future compliance with Section 10.06 (Limitations on Liens) quoted above.

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Annex C

Proposed Amendments and Waiver to the 1991 BNY Midwest Trust Company Indenture

Proposed Amendments

Upon receipt of the requisite consents, we are proposing to amend the provisions of the 1991 BNY Midwest Trust Company Indenture as indicated below. The following text in italics will be deleted from the indenture and replaced with the text in boldface.

Text of indenture to be amended:

SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless

(1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to Section 1004) on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall waive any right to redeem the Securities under circumstances which such Person would be entitled to redeem but the Company would not have been so entitled to redeem if such consolidation, merger, conveyance or transfer had not occurred; and

(4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.

After the proposed amendments take effect, Section 801 will read as follows:

SECTION 801. Limitation on Consolidation, etc. by the Company.

The Company shall not consolidate with or merge into any Person that is not organized and existing under the laws of the United States of America or any State or the District of Columbia and shall not convey or transfer its properties and assets substantially as an entirety to any Person that is not organized and existing under the laws of the United States of America or any State thereof or the District of Columbia if such Person would assume the Company’s obligations under this Indenture in connection therewith.

Text of indenture to be amended:

SECTION 802. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and coupons.

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After the proposed amendments take effect, Section 802 will read as follows:

SECTION 802. [Intentionally omitted.]

Text of indenture to be amended:

SECTION 803. Securities to be Secured in Certain Events.

If any merger or consolidation of the Company with or into any corporation or any conveyance or transfer to any Person by the Company of its properties and assets substantially as an entirety in accordance with Section 8.01 hereof would subject any of the property or assets of the Company owned immediately prior thereto to any Security Interest (as defined in Section 1007), the Company, by indenture supplemental hereto, will, prior to such consolidation, merger, conveyance or transfer, secure the due and punctual payment of the principal of and interest, if any, on the Securities (equally and ratably with any other Debt of the Company then entitled to be so secured) by a direct lien on all such property or assets of the Company equal to and ratable with all liens other than any theretofore existing thereon.

After the proposed amendments take effect, Section 803 will read as follows:

SECTION 803. [Intentionally omitted.]

Text of indenture to be amended:

SECTION 1007. Limitation on Liens.

The Company covenants and agrees that neither it nor any Subsidiary will directly or indirectly create, incur, suffer to be created or assume any mortgage, pledge, lien, charge or other security interest, including the charge upon property in respect of conditional sales or other title retention agreements (all the foregoing being sometimes called in this Article a “Security Interest”), in or upon any of its property or assets, real or personal, now owned or hereafter acquired, except to secure Debt to the Company or a Subsidiary, unless effective provision has been made for securing payment of the principal of and interest, if any, on the Securities equally and ratably with any and all other indebtedness or other obligation which is or in any event may be secured by such Security Interest, so long as any such other indebtedness or other obligation shall be so secured, and the Company covenants that in any such case it will so secure the Securities; provided, however, that this Section shall not apply to any of the following:

(a) any Security Interest in or upon any property or assets owned by the Company or any Subsidiary which Security Interest is existing at the date of this Indenture;

(b) the acquisition hereafter by the Company or any Subsidiary of any property or assets, not theretofore owned by the Company or such Subsidiary, which are subject to any Security Interest, whether or not assumed by the Company or such Subsidiary, and the creation, contemporaneously with, or within 60 days after, the acquisition hereafter by the Company or any Subsidiary of any property or assets not owned prior to such acquisition by the Company or such Subsidiary of any Security Interest in or upon such property or assets to secure or provide for the payment of any part of the purchase price thereof, provided that in each such case (i) such Security Interest shall not extend to or cover any property of the Company or any Subsidiary other than substantially the same property as that subject to such Security Interest at the time of the acquisition of such property or within 60 days thereafter as permitted by this clause (b) (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property), and (ii) the principal amount secured by such Security Interest at the time of the acquisition of such property or within 60 days thereafter as permitted by this clause (b) shall not exceed the lesser of the cost or fair value (as determined by the Board of Directors) of the property subject to such Security Interest at the time of its acquisition or within 60 days thereafter as permitted by this clause (b);

(c) the creation of any Security Interest in or upon any real property and any improvement thereon constructed, in whole or in part, by or for the Company or any Subsidiary after the date of this Indenture,

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provided that in each such case (i) such Security Interest shall not extend to or cover any property theretofore owned by the Company or any Subsidiary, in whole or in part, other than such improvement and any real property on which such improvement is located and which was substantially unimproved at the date of commencement of construction of such improvement, (ii) the principal amount secured by such Security Interest shall not exceed the lesser of the cost or fair value (as determined by the Board of Directors) of the property and improvement subject to such Security Interest at the time construction of such improvement is completed and (iii) such Security Interest is created in connection with a construction loan to finance construction of such improvement, in whole or in part, or in connection with the permanent financing of such improvement, in whole or in part, after construction is completed;

(d) any Security Interest affecting property of a corporation, which Security Interest is existing at the time such corporation first becomes a Subsidiary, provided that in each ease (i) such Security Interest shall not extend to or cover any property other than substantially the same property as that subject to such Security Interest immediately prior to the time such corporation first becomes a Subsidiary (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property), and (ii) the principal amount secured by such Security Interest at the time such corporation first becomes a Subsidiary shall not exceed the lesser of the book value or fair value (as determined by the Board of Directors) of the property subject to such Security Interest at the time such corporation first becomes a Subsidiary;

(e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security Interest referred to in one or more of the foregoing clauses (a), (b), (c) and (d) or of any amount secured thereby, provided that the principal amount secured thereby shall not exceed the principal amount so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Security Interest shall be limited to all or part of substantially the same property which secured the Security Interest extended, renewed or replaced (plus fixtures and building improvements, in the case of real property, and improvements and accessions, in the case of personal property);

(f) any pledge or deposit to secure payment of workmen’s compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases to which the Company or any Subsidiary is a party; any deposit to secure public or statutory obligations of the Company or any Subsidiary or surety or appeal bonds to which the Company or any Subsidiary is a party;

(g) any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any governmental authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

(h) any pledge or lien necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or any Subsidiary or required in connection with the institution by the Company or any Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or any Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; and the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Company or any Subsidiary to maintain self-insurance or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

(i) any mechanics’, carriers’, workmen’s, repairmen’s or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings, or deposits to obtain the release of such liens;

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(j) any pledge or assignment as collateral security of moneys or claims to moneys due or to become due under contracts with or originating from the government of the United States of America or any State thereof, or of any foreign country, or of any agency, department, municipality, political subdivision, governmental authority or other instrumentality of any thereof;

(k) any lien or encumbrance on property in favor of the United States of America or any State thereof, or of any foreign country, or of any agency, department, municipality, political subdivision, governmental authority or other instrumentality of any thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract; and

(l) any Security Interest on property or assets in connection with an arrangement involving the transfer of such property or assets where the transfer is accounted for as a sale in accordance with generally accepted accounting principles.

The Company covenants and agrees that it will not, and will not permit any Subsidiary to, sign or file in any State or other jurisdiction a financing statement under the Uniform Commercial Code as in effect in any State or other jurisdiction which names the Company or any Subsidiary as debtor or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect, or continue as perfected, a Security Interest which the Company or any Subsidiary is under the foregoing provisions of this Section entitled to create, incur, suffer to be created or assume without equally and ratably securing the Securities.

After the proposed amendments take effect, Section 1007 will read as follows:

SECTION 1007. [Intentionally omitted.]

Proposed Waiver

The proposed waiver is a waiver of future compliance with Section 1007 (Limitations on Liens) quoted above.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 14, 2003

PROSPECTUS

AEGON N.V.

(a Netherlands public company with limited liability)

and

AEGON Funding Corp.

(a Delaware corporation)

and

AEGON Funding Corp. II

(a Delaware corporation)

U.S. $5,000,000,000

AEGON N.V. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

AEGON Funding Corp. and AEGON Funding Corp. II may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by AEGON N.V. for sale through this prospectus.

We may offer these securities from time to time in one or more offerings with a total initial offering price of up to U.S. $5,000,000,000. We may also offer any combination of these securities.

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement or any pricing supplement and in the registration statement to which they relate before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 7 of AEGON N.V.’s annual report on Form 20-F for the year ended December 31, 2002, as amended, as well as the risk factors included in the applicable prospectus supplement or pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2003.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “intend”, “may”, “expect”, “anticipate”, “predict”, “project”, “counting on”, “plan”, “continue”, “want”, “forecast”, “should”, “would”, “is confident” and “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations, including, but not limited to, the following:

•	changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;

•	changes in the performance of financial markets, including emerging markets, including:

—	the frequency and severity of defaults by issuers in our fixed income investment portfolios; and

—	the effects of corporate bankruptcies and/or accounting restatements (such as Enron and WorldCom) on the financial markets and the resulting decline in value of equity and debt securities we hold;

•	the frequency and severity of insured loss events;

•	changes affecting mortality, morbidity and other factors that may affect the profitability of our insurance products;

•	changes affecting interest rate levels and continuing low interest rate levels;

•	changes affecting currency exchange rates, including the euro/U.S. dollar and euro/UK pound exchange rates;

•	increasing levels of competition in the United States, the Netherlands, the United Kingdom and emerging markets;

•	changes in laws and regulations, particularly those affecting our operations, the products we sell and the attractiveness of certain products to our consumers;

•	regulatory changes relating to the insurance industry in the jurisdictions in which we operate;

•	acts of God, acts of terrorism and acts of war;

•	changes in the policies of central banks and/or foreign governments;

•	litigation or regulatory action that could require us to pay significant damages or change the way we do business;

•	customer responsiveness to both new products and distribution channels; and

•	competitive, legal, regulatory, or tax changes that affect the distribution cost of or demand for our products and our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving initiatives.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus, but it will not change the nature of or the terms of the securities that may be offered by us. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.

AEGON N.V.

With roots dating back 150 years, AEGON N.V. (AEGON), through its member companies, which we collectively refer to as the AEGON Group, is a leading international insurance group with its headquarters in The Hague, the Netherlands. Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol “AGN”. Our common shares are also listed on the New York Stock Exchange (NYSE) under the symbol “AEG” and on the Frankfurt, London and Tokyo stock exchanges as well as on the SWX Swiss Exchange. The AEGON Group has operations in the United States, the Netherlands, the United Kingdom and Canada. The AEGON Group is also present in Hungary, Spain, Taiwan, Luxembourg, Ireland, Germany, Belgium, Slovakia, Hong Kong and mainland China, and has a representative office in India. Crucial differences exist in local markets and for this reason the AEGON Group emphasizes a decentralized organization structure. Our operating companies, with local management and employees, market their own unique products using tailored distribution channels. AEGON faces intense competition from a large number of other issuers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products.

Close to 90% of the AEGON Group’s core business is life insurance, pensions and related savings and investment products. The AEGON Group is also active in accident and health insurance, property and casualty insurance, and limited banking activities. AEGON’s headquarters are located at AEGONplein 50, P.O. Box 202, 2501 CE The Hague, the Netherlands (telephone 011-31-70-344-3210; internet: www.AEGON.com).

AEGON FUNDING CORP.

AEGON Funding Corp. (AFC) was incorporated on May 21, 1999 under the laws of the State of Delaware. AFC is an indirect wholly owned subsidiary of AEGON and has no subsidiaries of its own.

AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of AEGON. AFC’s registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

AEGON FUNDING CORP. II

AEGON Funding Corp. II (AFC II) was incorporated on September 19, 2000 under the laws of the State of Delaware. AFC II is an indirect wholly owned subsidiary of AEGON and has no subsidiaries of its own.

AFC II was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of AEGON. AFC II’s registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

AEGON files annual reports with and furnishes other information to the SEC. You may read and copy any document filed with or furnished to the SEC by AEGON at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. AEGON’s SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations.

As allowed by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows AEGON to “incorporate by reference” information into this prospectus, which means that:

•	incorporated documents are considered part of this prospectus;

•	AEGON can disclose important information to you by referring you to those documents; and

•	information that AEGON files with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus.

This prospectus incorporates by reference the documents of AEGON listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

•	Annual Report on Form 20-F of AEGON N.V. for the year ended December 31, 2002, filed with the SEC on March 31, 2003 and amended by an amendment to the Annual Report on Form 20-F/A, filed with the SEC on November 14, 2003.

•	Report on Form 6-K dated April 10, 2003;

•	Report on Form 6-K dated April 25, 2003;

•	Report on Form 6-K dated May 12, 2003 relating to our financial results for the three months ended March 31, 2003;

•	Report on Form 6-K dated May 15, 2003;

•	Report on Form 6-K dated May 28, 2003;

•	Report on Form 6-K dated June 3, 2003;

•	Report on Form 6-K dated July 14, 2003;

•	Report on Form 6-K dated August 5, 2003;

•	Report on Form 6-K dated August 13, 2003 relating to our financial results for the six months ended June 30, 2003;

•	Report on Form 6-K dated September 15, 2003;

•	Report on Form 6-K dated September 30, 2003 relating to our financial statements for the six months ended June 30, 2003;

•	Report on Form 6-K dated October 2, 2003;

•	Report on Form 6-K dated October 24, 2003;

•	Report on Form 6-K dated November 10, 2003 relating to our financial results for the nine months ended September 30, 2003; and

•	each of the following documents that AEGON files with or furnishes to the SEC after the date of this prospectus from now until we terminate the offering of securities under this registration statement:

—	reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 (the Exchange Act), and

—	reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

These documents contain important information about the AEGON Group and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations	Investor Relations
AEGON N.V.	AEGON USA, Inc.
P.O. Box 202	1111 North Charles Street
2501 CE The Hague	Baltimore, MD 21201
The Netherlands	USA
Tel: 011-31-70-344-8305	Tel: 1-410-576-4577
Fax: 011-31-70-344-8445	Fax: 1-410-347-8685
E-mail: groupir@aegon.nl	E-mail: ir@aegonusa.com

No person is authorized to give any information or represent anything not contained in this prospectus and the accompanying prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus and any accompanying prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. The AEGON Group’s business, financial condition, results of operations and prospects may have changed since that date.

AFC and AFC II do not, and will not, file separate reports with the SEC.

FINANCIAL AND EXCHANGE RATE INFORMATION

Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with generally accepted accounting principles in the Netherlands (Dutch GAAP), which differ in significant respects from generally accepted accounting principles in the United States (U.S. GAAP). For a discussion of the principal differences between Dutch GAAP and U.S. GAAP relevant to AEGON, see Note 5 to AEGON’s audited consolidated financial statements included in AEGON’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as amended, which is incorporated by reference in this prospectus.

We have derived the financial data in this prospectus presenting year-end figures from audited financial statements of AEGON. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

As used in this prospectus, “NLG” and “guilder” refer to the Dutch guilder, “dollar” and “$” refer to the U.S. dollar and “euro” refers to the unified currency that was introduced in connection with the European Economic and Monetary Union in the Netherlands and the other participating member states of the European Union on January 1, 1999. AEGON adopted the euro as its reporting currency beginning January 1, 1999. Effective January 1, 1999, the official euro / guilder exchange rate was fixed at a rate of euro 1.00 = NLG 2.20371. AEGON’s financial statements for fiscal years prior to fiscal 1999 and certain other data included in this prospectus were originally stated in guilders, but have been translated to euro using this fixed exchange rate.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

AEGON is a Netherlands corporation. A substantial number of the directors and management of AEGON, AFC and AFC II and certain of the experts named in this prospectus are residents of the Netherlands or other countries outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon AEGON or such persons with respect to matters arising under U.S. Federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the U.S. Federal securities laws. Because of the absence of a convention between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, it is uncertain whether a court in the Netherlands, in original actions or in actions for enforcement of judgments of United States courts, will find liability or enforce judgments against us, our directors or our officers predicated solely upon the U.S. Federal securities laws. Judgments of United States courts may be enforced by courts in the Netherlands only if such courts independently determine that fairness and good faith require such enforcement and that such enforcement does not contravene principles of public policy of the Netherlands. AEGON has consented to service of process in New York City for claims based upon the indenture, the debt securities and the guarantees described under “Description of Debt Securities”.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for the AEGON Group’s general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table shows AEGON’s historical ratios of earnings to fixed charges for the periods indicated, computed in accordance with Dutch GAAP and U.S. GAAP.

	For the nine months ended September 30 (unaudited)				For the year ended December 31 (audited)
	2003		2002		2002		2001	2000	1999	1998
Ratio under Dutch GAAP	1.6		1.6		1.5		1.9	1.9	2.0	1.7
Ratio under U.S. GAAP	—	(1)	—	(1)	—	(1)	1.3	1.8	1.8	1.8
Ratio under Dutch GAAP(2)	3.8		3.9		3.4		4.7	4.6	3.9	3.2
Ratio under U.S. GAAP(2)	—	(1)	—	(1)	—	(1)	1.8	3.1	2.8	3.6

(1)	The deficiency of our earnings to fixed charges based on U.S. GAAP was €841 million during 2002. Amounts based on U.S. GAAP are not available for the nine month periods.
(2)	This ratio is provided supplementally and presents information excluding interest on fixed annuities and investment products from earnings and fixed charges.

Calculation of Ratios

The data used to prepare the ratios have been derived from our consolidated financial statements.

For purposes of these tables, “earnings” means income before tax plus fixed charges. “Fixed charges” are calculated by adding:

(i)	interest expensed and capitalized including interest on fixed annuities and investment products other than life insurance products; and

(ii)	amortized premiums, discounts and capitalized expenses related to indebtedness.

DESCRIPTION OF SHARE CAPITAL OF AEGON N.V.

The following is a summary of the terms of AEGON’s share capital, including brief descriptions of provisions contained in AEGON’s articles of incorporation, as last amended on May 26, 2003. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

As of May 26, 2003, the total authorized share capital of AEGON consisted of 3,000,000,000 common shares, par value euro 0.12 per share, and 1,000,000,000 preferred shares class A and B, par value euro 0.25 per share. See Item 7, “Major Shareholder and Related Party Transactions”, of AEGON’S filing on Form 20-F for the year ended December 31, 2002, as amended, for a discussion of authorized share capital. As of September 30, 2003, there were issued 1,514,377,800 common shares, of which 27,429,342 common shares were held by AEGON as treasury shares, and 211,680,000 preferred shares class A. On September 19, 2003, Vereniging AEGON exercised its option under the 1983 Merger Agreement, as amended, to acquire 10,220,000 new preferred shares class B, at an exercise price equal to their par value of euro 0.25 per share, which shares were be designated class B preferred shares carrying identical par value, voting, dividend and other rights and privileges as class A preferred shares.

All of AEGON’s issued common shares are fully paid and not subject to calls for additional payments of any kind. AEGON’s common shares are held by shareholders worldwide in bearer and registered form. Holders of shares of New York registry hold their common shares in registered form (New York Shares).

As of September 30, 2003, 201,376,648 common shares were registered in AEGON’s registry in the Netherlands. As of September 30, 2003, 125,106,785 shares were held as New York Shares. The balance of the issued common shares was held in bearer form.

Dividends

Under Netherlands law and AEGON’s articles of incorporation, the holders of AEGON common shares are entitled to payment of dividends out of the profits remaining after the creation of a reserve account, if any. The Executive Board of AEGON may determine the dividend payment date for the common shares and preferred shares, which may vary for registered and bearer shares, the record date for payment applicable to holders of registered common shares and, with the approval of the AEGON’s Supervisory Board, the currency or currencies in which dividends will be paid. For dividends on New York Shares, AEGON may make payment in U.S. dollars. With respect to common shares, AEGON typically declares both an interim dividend during the fiscal year and a final dividend after the shareholders have adopted AEGON’s annual accounts. These dividends typically may be paid in cash or common shares at the option of the shareholder.

Preferred dividends are payable on the capital actually paid in on the preferred shares, and each such dividend, on an annual basis, is equal to the European Central Bank’s fixed interest percentage for basic refinancing transactions, increased by 1.75%, as determined on the first Euronext Amsterdam trading day of the financial year to which the dividend relates.

Voting Rights

All holders of AEGON common shares and preferred shares are entitled to attend personally or by proxy any general meeting of shareholders upon compliance with the procedures described below. Each holder of common shares or, subject to certain exceptions described below, preferred shares is entitled to one vote for each share represented at the meeting.

Upon the occurrence of a “special cause” (such as the acquisition of shares representing rights to exercise 15% or more of the votes that can be exercised on AEGON’s shares, a tender offer for AEGON’s shares or a proposed business combination or a filing with any anti-trust, insurance or other regulatory authority in any jurisdiction in relation to or in contemplation of any present or future tender offer or business combination, by any person or group of persons whether individually or as a group, other than in a transaction supported by the Executive Board and Supervisory Board, or any other circumstance in which, in the opinion of Vereniging AEGON, Vereniging AEGON not exercising full voting power would seriously harm the interests of AEGON and the business connected with it) Vereniging AEGON will be entitled to exercise 25/12 votes per preferred share for up to six months per “special cause”. Vereniging AEGON will determine in its sole discretion whether a “special cause” exists and if it is of the opinion that a “special cause” exists, it will communicate this to AEGON’s general meeting of shareholders.

A general meeting of shareholders is required to be held not later than June 30 in each year. General meetings of shareholders are called by AEGON’s Supervisory Board or AEGON’s Executive Board and are required to be held in The Hague, the Netherlands or certain other cities in the Netherlands. In order to attend a general meeting of shareholders, holders of bearer shares must produce evidence that such shares were held on a date specified in the notice of the meeting. Holders of registered shares must be listed on a date specified in the notice of the meeting as being the holders of shares in a register, irrespective of whether or not they are the owners of such shares on the date of the meeting.

Action is taken at general meetings by an absolute majority of the votes cast unless a larger majority is explicitly provided by law or by the articles of incorporation.

AEGON may not vote shares held by it as treasury shares.

Vereniging AEGON

As of September 30, 2003, Vereniging AEGON, AEGON’s largest shareholder, held 100% of the outstanding preferred shares and 11.4% of the outstanding common shares (excluding shares held by AEGON as treasury shares). These holdings, under normal circumstances, give Vereniging AEGON 23% of AEGON’s voting shares. Based on its holdings at September 30, 2003, upon the occurrence of a “special cause”, Vereniging AEGON would have 33% of the total voting power of AEGON’s outstanding voting shares. Vereniging AEGON is a membership association under Netherlands law. One of the principal characteristics of a membership association is that it has no share capital. The major objective of Vereniging AEGON is to promote the direct and indirect interests of AEGON Group companies, as well as insured parties, employees, shareholders and other relations of those companies. Vereniging AEGON expects to achieve its objective by, among other things, holding shares of AEGON and exercising voting rights attributable to those shares. The table below shows the ownership percentage of Vereniging AEGON as of September 19, 2003.

Title of Class	Number Owned	Percent of Class Outstanding
Common Shares	171,974,055	11.4%
Preferred Shares	221,900,000	100%

Vereniging AEGON has two administrative bodies: the general meeting of members and the executive committee. The general meeting of members currently consists of 23 individuals who were elected as members of Vereniging AEGON. Of these 23 individuals, 21 represent a broad cross-section of Netherlands society, and are called “elected members”. The two other members are required to be nominated from the AEGON Executive Board. No employee (or former employee) of AEGON or its subsidiaries may be an elected member of Vereniging AEGON. The composition of the executive committee allows between five and eight members, of which two are required to be members of AEGON’s Executive Board.

Appointment of the AEGON Supervisory Board and Executive Board

AEGON has a two-tier management system consisting of an executive board and a supervisory board. Members of both the Supervisory Board and the Executive Board are appointed and can be removed only by the General Meeting of Shareholders. If a seat on the Supervisory Board or the Executive Board is vacant, the Supervisory Board will nominate one or more candidates for appointment. A resolution of the General Meeting of Shareholders to appoint a person who has not been nominated by the Supervisory Board or to suspend or remove a member of the Supervisory Board or of the Executive Board other than pursuant to a proposal of the Supervisory Board will require a two-thirds majority vote in a General Meeting of Shareholders representing over 50 percent of AEGON’s issued share capital. The number of members of the Supervisory Board is determined from time to time by the Supervisory Board but may not consist of less than seven members.

Shareholder Proposals

Proposals by shareholders are required to be placed on the agenda of a general meeting of shareholders, but only if such proposals have been made by the holder or holders of at least 0.1% of the total common shares issued and are submitted in writing to AEGON at least two months and not more than three months prior to the meeting, unless in the opinion of the Supervisory Board and the Executive Board there are important company interests that should prevent this from happening.

Amendment of Articles

AEGON’s articles of incorporation may be amended at any general meeting of shareholders by an absolute majority of the votes cast. Any amendment of the articles of incorporation must have been proposed by the Executive Board and approved by the Supervisory Board.

Annual Accounts

Each year, the Executive Board prepares AEGON’s annual accounts with respect to the previous calendar year, accompanied by a certificate of an independent certified public accountant certifying such annual accounts. The annual accounts are submitted for adoption to the annual general meeting of shareholders by the Executive Board, and the Executive Board is also required to present to the annual general meeting of shareholders a report of management with respect to the previous calendar year.

Liquidation Rights

In the event of the liquidation of AEGON, the general meeting of shareholders determines the remuneration of the liquidators and of the members of the Supervisory Board. The Executive Board is responsible for effecting the liquidation, which is to be overseen by the Supervisory Board. The assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed first to the holders of preferred shares in the amount of their paid-in capital. The amount left after such payment will be distributed to the holders of common shares.

Preemptive Rights

Except in certain instances prescribed by law, the holders of common shares have preemptive rights on a pro rata basis to purchase any common shares to be issued. Holders of preferred shares, as such, have no preemptive rights in respect of any common shares.

Preemptive rights in respect of common shares may be restricted or excluded by a resolution of the general meeting of shareholders, adopted upon a proposal of the Executive Board which is approved by the Supervisory Board. See “Issuance of Additional Shares” below. In the notice of the meeting, the reasons for the proposal to restrict or exclude the preemptive rights in respect of common shares and the intended issue price must be explained in writing. Preemptive rights may also be restricted or excluded by the Executive Board if a resolution is adopted by a general meeting of shareholders that confers this power on the Executive Board for a maximum of five years. This power may from time to time be extended, but never for a period longer than five years. A resolution of the general meeting that confers this power to the Executive Board can only be adopted at the proposal of the Executive Board which is approved by the Supervisory Board. A resolution adopted at the general meeting of shareholders or taken by the Executive Board to restrict or exclude the preemptive rights in respect of common shares requires the approval of the Supervisory Board. A resolution of the general meeting to restrict or exclude the pre-emptive rights or to confer this power to the Executive Board shall require a majority of not less than two-thirds of the votes cast if less than one-half of AEGON’s issued capital is represented at the meeting. If AEGON makes a rights offering to the holders of common shares, the rights of holders of New York Shares to exercise the rights offered may be subject to a restriction that permits AEGON to sell those rights in a manner to be determined by the Executive Board and to remit the cash proceeds of that sale to the holders of New York Shares if the additional common shares are not registered under the Securities Act of 1933.

Issuance of Additional Shares

Shares of AEGON’s authorized but unissued capital stock may be issued at such times and on such conditions as may be determined at a general meeting of shareholders or by the Executive Board if authorized by the shareholders. At the general meeting of shareholders held on April 17, 2003, the shareholders authorized the Executive Board for a period of 18 months effective April 17, 2003 subject to the approval of the Supervisory Board:

(a)	to issue shares and grant rights to acquire shares up to the amount of AEGON’s authorized capital; and

(b)	to restrict or exclude shareholders’ preemptive rights with regard to the issuance of shares and rights to acquire shares.

At the same general meeting, the shareholders revoked a similar authorization to the Executive Board granted at the general meeting of shareholders held April 18, 2002. In respect of the issuance of common shares and the granting of rights to acquire shares without preemptive rights, the authority given under clause (a) is annually limited to:

•	1% of the capital, if it concerns the granting of rights relating to common shares to employees or management of any AEGON Group company pursuant to a group-wide incentive plan; or

•	10% of the capital, plus an additional 20% of the capital, if the issuance occurs on the occasion of the acquisition of an enterprise or a corporation.

For the purposes of this paragraph, the term “capital” means the par value amount of the common share capital issued at the moment this authority is used for the first time in a certain year. The authorizations described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the Executive Board that has been approved by the Supervisory Board.

Pursuant to the 1983 Merger Agreement with AEGON, as amended May 26, 2003, Vereniging AEGON has the option to take additional preferred shares to protect itself against dilution of its voting power to less than approximately 33 percent as a result of a new share issuance by AEGON. Pursuant to this option, Vereniging AEGON has the right to purchase from AEGON preferred shares each time AEGON issues common shares that would dilute the voting power of Vereniging AEGON to below 33 percent. Any new preferred shares issued pursuant to this option will be designated as class B preferred shares. Vereniging AEGON may purchase as many class B preferred shares as would enable it to prevent or correct the dilution, to a maximum of the non-issued part of the class B preferred shares included from time to time in AEGON’s authorized capital. The class B preferred shares will be issued at an exercise price equal to their par value, unless otherwise agreed. See Item 4, “Information on the Company”—“Recent Developments and Capital Expenditures and Divestments”, in AEGON’s Form 20-F for the financial year ended December 31, 2002, as amended, for a discussion of the amendment of the Merger Agreement. On May 26, 2003, the existing preferred shares were designated class A preferred shares.

Repurchase by AEGON of its Shares

Subject to certain restrictions contained in the laws of the Netherlands and AEGON’s articles of incorporation, the Executive Board may cause AEGON to purchase its own shares, provided that the total number of shares so repurchased together with shares already held in treasury by AEGON or any subsidiary thereof may not exceed, in the aggregate, 10% of the issued capital. These purchases may be made only upon authorization by the general meeting of shareholders, which authorization is valid for a maximum of 18 months and must include the number of shares to be acquired, the way in which they may be acquired and the minimum and maximum purchase price. At the general meeting of shareholders held April 17, 2003, the shareholders authorized the Executive Board for a period of 18 months to acquire shares up to the maximum number allowed by law and AEGON’s articles of incorporation, for a consideration not to exceed 10% of the quoted local market price.

Certificates for Common Shares and their Transfer

Certificates evidencing common shares are issuable, subject to the restrictions described below, in bearer or registered form, as the holder may elect. Certificates issued by the New York registrar are in registered form and are printed in the English language. Bearer shares are evidenced by certificates printed only in the Dutch language. Common shares in bearer form and New York Shares may be held by residents as well as non-residents of the Netherlands. Only common shares in bearer form may be traded on Euronext Amsterdam and the London, Frankfurt, Tokyo exchanges as well as the SWX Swiss stock exchange. Only New York Shares may be traded on the New York Stock Exchange.

Upon presentation of a bearer certificate to AEGON’s Netherlands transfer agent, accompanied by a request that the shares evidenced by that certificate be transferred to New York Shares, the Netherlands transfer agent will cancel the bearer shares and will instruct AEGON’s New York transfer agent to issue a New York Share certificate evidencing those shares. Similarly, upon presentation to the New York transfer agent of New York Shares accompanied by an appropriate request, the New York transfer agent will cancel those New York Shares and will instruct the Netherlands transfer agent to issue a bearer share certificate evidencing those shares.

Transfers of common shares in bearer form are accomplished by delivery of the share certificates. New York Shares may be transferred on the books of AEGON at the office of the New York transfer agent by surrendering the New York Shares with the deed of transfer on the New York Shares or in a separate instrument completed in full and signed by the transferor. Upon surrender, AEGON, acting through its New York transfer agent, will either note the transfer on the surrendered New York Shares or issue replacement New York Shares registered in the name of the new owner. In addition, a shareholder is entitled, upon written request to AEGON and the surrender for cancellation of any share certificate previously issued, to have his name entered in the register of shareholders with respect to the shares owned by him and to receive, in lieu of a certificate, a non-negotiable declaration of registration of those shares.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

The debt securities will be issued by AEGON, AFC or AFC II, as the case may be, under an indenture with Citibank, N.A.

Any debt securities issued by AFC or AFC II will be guaranteed by AEGON. See “DESCRIPTION OF GUARANTEES” below. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities, AEGON, AFC or AFC II;

•	the price of the debt securities offered;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities;

•	the places at which payments of principal and interest are payable;

•	the terms of any optional or mandatory redemption, including the price for the redemption;

•	any sinking fund provisions;

•	the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

•	the terms of any payments that will be payable by reference to any index or formula;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	whether debt securities will be issued as discount securities and the amount of any discount;

•	whether the debt securities will be represented by one or more global securities;

•	whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

•	any terms for the conversion or exchange of the debt securities for other securities of AEGON Group companies or any other entity (including any related cash-out option); and

•	any other terms of the debt securities.

We have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See “Subordination” below.

Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under “Taxation in the United States” and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

If AFC or AFC II issues the debt securities, AEGON will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See “DESCRIPTION OF GUARANTEES”.

On September 30th, 2003, AEGON had outstanding EUR 10.43 billion in aggregate principal amount of debt on a consolidated basis. AEGON had outstanding EUR 1.96 billion of capital securities, EUR 0.48 billion of subordinated debt securities and EUR 7.99 billion of senior debt securities. AEGON had outstanding EUR 3.97 billion of debt of its consolidated subsidiaries. AEGON had no secured debt. AFC and AFC II had outstanding EUR 2.18 billion and EUR 0.35 billion, respectively, in aggregate principal amount of senior debt securities and no secured or subordinated debt securities. Neither AFC nor AFC II has any subsidiaries.

In addition to AEGON’s consolidated debt, AEGON’s indirectly wholly owned subsidiary, Transamerica Finance, had outstanding EUR 2.05 billion, which is not consolidated in the financial statements of AEGON under Dutch generally accepted accounting principles.

Governing Law

The indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC or AFC II, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC or AFC II. We cannot assure you that a Netherlands court would give effect to this provision. However, AEGON will waive any right to require a proceeding against AFC or AFC II before its obligations under the guarantees of debt securities of AFC or AFC II shall become effective. There are no limitations under the laws of the Netherlands or the articles of incorporation of AEGON on the right of non-residents of the Netherlands to hold the debt securities issued by AEGON.

Form, Exchange and Transfer

Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

Unless otherwise indicated in any prospectus supplement, or, if applicable, the related pricing supplement, The Depositary Trust Company (DTC) will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants and transfers of global certificates will be effected only through these records.

DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant’s accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

We will wire principal and interest payments with respect to global certificates to DTC’s nominee. We and the trustees under the indenture will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants, accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

•	we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have senior notes registered in your name, will not receive or be entitled to receive physical delivery of senior notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their senior notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the Trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in senior notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of senior notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Payments of Additional Amounts

The issuer or guarantor will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of the Netherlands, in the case of AEGON, or the United States, in the case of AFC or AFC II, or any authority in the Netherlands or the United States, as applicable. In the event any Netherlands, in the case of payments by AEGON, or United States, in the case of payments by AFC or AFC II, taxes or other charges are imposed on payments on any debt security of that series held by you, the issuer or guarantor will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that (a) in the case of payments by AEGON, the amounts with respect to any Netherlands taxes shall be payable only to holders that are not residents in the Netherlands for purposes of its tax laws; and (b) in the case of payments by AFC or AFC II, the amounts with respect to any United States taxes shall be payable only to holders that are non-U.S. persons not resident in the United States, foreign corporations or certain trusts or estates not subject to taxes, for United States tax purposes, and provided further, that the issuer or guarantor shall not be required to make any payment of any additional amounts on account of:

•	in the case of payments by AEGON, your being a resident of the Netherlands or having some connection with the Netherlands or United States (in the case of Netherlands taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security;

•	in the case of payments by AFC or AFC II, your being a resident of the United States or having some connection with the United States (in the case of United States taxes) other than the mere holding of the debt security or the receipt of principal, and interest, or any premium on the debt security;

•	your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security;

•	in the case of payments by AFC or AFC II, with respect to United States taxes, any tax imposed by reason of the holder’s past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

•	any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in the Netherlands, in the case of payments by AEGON, or the United States, in the case of payments by AFC or AFC II, or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge;

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent;

•	any withholding or deduction imposed on a payment under any debt security which is required to be made pursuant to a European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or

•	any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Tax Redemption

If the prospectus supplement or, if applicable, the pricing supplement for a particular series of debt securities so provides, the issuer or guarantor may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

•	amendment to, or change in, the laws of the Netherlands, in the case of payments by AEGON, or the United States, in the case of payments by AFC or AFC II, or any political subdivision thereof; or

•	change in the application or official interpretation of such laws or regulations,

where the amendment or change becomes effective after the date of the issuance of the series of debt securities, the issuer or guarantor become, or will become, obligated to pay any additional amounts as provided above under “Payments of Additional Amounts” and cannot reasonably avoid such obligation.

Before the issuer or guarantor may redeem debt securities of a particular series as provided above, the issuer or guarantor must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

•	a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

•	an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

The issuer or guarantor will give you at least 30 days’, but not more than 60 days’, notice before any tax redemption of a series of securities. On the redemption date, the issuer or guarantor will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.

Conversion or Exchange

The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

The following are defined as events of default with respect to securities of any series outstanding under the indenture:

(a)	failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

(b)	failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

(c)	failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

(d)	failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

(e)	certain events in bankruptcy, insolvency or reorganization of AEGON, AFC or AFC II.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

•	the holder previously gave written notice to the trustee of an event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•	the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.

We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.

Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

•	security created over any shares in, assets of or securities owned by any subsidiaries that are not principally engaged in the business of life insurance and that do not contribute more than 10% of AEGON’s total aggregate consolidated gross premium income as reflected in its most recent annual audited financial statements;

•	security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

•	security or preference arising by operation of any law;

•	security over real property to secure borrowings to finance the purchase or improvement of that real property;

•	security over assets existing at the time of the acquisition of those assets; and

•	security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of AEGON’s total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to AEGON, AFC or AFC II, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of AEGON, AFC or AFC II

We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

•	the successor person expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

•	the title of the warrants offered,

•	the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants,

•	the aggregate number of the warrants,

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants,

•	the currency or currencies investors may use to pay for the warrants,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	whether we will issue the warrants or the underlying securities in registered form or bearer form,

•	information with respect to book-entry procedures, if any,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations,

•	a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

•	a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

In addition to guarantees in connection with debt securities issued by AFC or AFC II, we may issue guarantees in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC and AFC II, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Except in connection with debt securities issued by AFC or AFC II, which will be issued without separate consideration, guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC and AFC II

If AFC or AFC II issues the debt securities, AEGON will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of AEGON and will rank equally with all other unsecured and unsubordinated obligations of AEGON. The guarantees of subordinated debt securities will constitute an unsecured obligation of AEGON and will be subordinated in right of payment to all senior indebtedness of AEGON as defined for purposes of each series of subordinated debt securities.

AEGON will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC or AFC II, as the case may be, before its obligations under the guarantees shall become effective. See “Enforcement of Civil Liabilities Against Foreign Persons”.

Other Guarantees

We may offer guarantees in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

•	the title and issuer of the obligations to which the guarantee relates;

•	whether and to what extent the obligations under the guarantee are contingent;

•	any obligations to which the guarantee may be subordinated;

•	to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

•	the principal amount of our obligation under the guarantee;

•	any limits on assignment of the guarantee;

•	any consideration to be received for the guarantee;

•	any events of default under the guarantee; and

•	any other terms or conditions associated with the guarantee.

The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be callable by the issuer;

•	any conversion rights, penalties and restrictions;

•	any antidilution, mandatory conversion or tax call provisions;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION IN THE NETHERLANDS

This section describes the principal Netherlands tax consequences of the acquisition, holding, redemption and disposal of common shares in AEGON or an interest in the debt securities. This section does not purport to be a comprehensive description of all Netherlands tax considerations that may be relevant to a decision to acquire, hold, convert or dispose of the common shares or the debt securities. Each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in the common shares or the debt securities. The discussion of certain Netherlands taxes set forth below is included for general information purposes only.

This section is based on the Netherlands tax legislation, published case law, treaties, rules, regulations and similar documentation in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with retroactive effect.

This section does not address the Netherlands tax consequences of a holder of the securities who holds a substantial interest (aanmerkelijk belang) in AEGON, within the meaning of Section 4.1 of the Income Tax Act of 2001. Generally speaking, a holder holds a substantial interest in AEGON, if such holder, alone or together with his or her partner (statutorily defined term) or certain other related persons where the holder is an individual, directly or indirectly, holds (i) an interest of five percent or more of the total issued capital of AEGON or of five percent or more of the issued capital of a certain class of shares of AEGON, (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights of AEGON.

Additional discussion of the tax consequences associated with investing in warrants, units, purchase contracts or any other debt securities may be included in the related prospectus supplement or pricing supplement.

For the purposes of this discussion we have assumed that:

•	AFC and AFC II are not residents, nor deemed to be residents, of the Netherlands for Netherlands tax purposes;

•	a corporate holder does not hold, directly or indirectly, an interest of 5% or more of the total issued capital of AEGON, and

•	an individual holder, alone or together with his or her partner (statutorily defined term) or certain other related persons, does not hold, directly or indirectly, (a) an interest of 5% or more of the total issued capital of AEGON or 5% or more of a certain class of AEGON’s shares, (b) rights to acquire, directly or indirectly, such interest or (c) certain profit sharing rights in AEGON.

A holder that acquires an interest in excess of the thresholds mentioned above is strongly recommended to consult a professional tax adviser with respect to the Netherlands tax consequences of an investment in the common shares.

COMMON SHARES OF AEGON N.V.

Dividend Withholding Tax

Dividends and other revenue from the common shares will be generally subject to Netherlands dividend withholding tax at a rate of 25%. Dividends include:

•	distributions in cash or in kind including deemed and constructive distributions;

•	liquidation proceeds, proceeds on redemption of the common shares and, as a rule, the consideration for the repurchase of common shares by AEGON in excess of the average paid-in capital recognized for Netherlands dividend withholding tax purposes, unless the repurchase is exempt on the basis of Article 4c of the Dividend Tax Act 1965;

•	the par value of shares issued to a holder of common shares or an increase of the par value of common shares, except when the increase is funded out of AEGON’s paid-in capital as recognized for Netherlands dividend withholding tax purposes; and

•	partial repayments of paid-in capital, if and to the extent there are net profits, unless the general meeting of the shareholders of AEGON has resolved in advance to make such repayment and provided that the nominal value of the common shares concerned has been reduced by an equal amount by way of an amendment of the articles of incorporation and the paid-in capital is recognized as capital for Netherlands dividend withholding tax purposes.

In general, AEGON is required to remit all amounts withheld as Netherlands dividend withholding tax to the Netherlands tax authorities.

Residents of the Netherlands. In general, the Netherlands dividend withholding tax withheld with respect to dividend distributions will be creditable for Netherlands income tax purposes for the beneficial owner thereof, or, subject to certain conditions, may be recoverable in whole or in part by the Netherlands resident beneficial owner of such dividend.

AEGON can refrain from withholding dividend withholding tax on the portion of the proceeds from the common shares in respect of which the temporary special distribution tax (as discussed below) is applicable, if the recipient of proceeds from the common shares is a resident of the Netherlands.

On request and if certain conditions are met, a refund of the Netherlands dividend withholding tax applies to Netherlands qualifying pension funds, certain exempt entities and Netherlands investment institutions as defined in Article 28 of the Corporate Income Tax Act 1969.

Non-residents of the Netherlands. If a holder is resident in a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and such country, and the holder is the beneficial owner of the dividends and a qualifying resident for purposes of the treaty, the holder will, depending on the terms of the particular treaty, qualify for full or partial relief at source or for a refund (in whole or in part) of the Netherlands dividend withholding tax.

Residents of the United States that qualify for and comply with the procedures for claiming benefits under the income tax convention between the Netherlands and the United States (NL/U.S. income tax treaty) generally are eligible for a reduced Netherlands withholding tax rate of 15% on dividend income. The NL/U.S. income tax treaty provides a complete exemption for dividends received by exempt pension trusts and exempt organizations, as defined therein. A holder of the common shares will qualify for benefits under the NL/U.S. income tax treaty (subject to compliance with the procedures for claiming benefits) if the holder:

•	is the beneficial owner of the common shares and the dividends paid on those common shares;

•	is resident in the United States;

•	is not also resident in another jurisdiction;

•	does not hold the common shares in connection with the conduct of business in the Netherlands; and

•	is an individual, an exempt pension trust or exempt organization (as defined in the NL/U.S. income tax treaty), an estate or trust whose income is subject to U.S. taxation as the income of a resident, either in its hands or in the hands of its beneficiaries, or a corporation that is not subject to the treaty’s limitation of benefits provision.

AEGON can refrain from withholding Netherlands dividend withholding tax on the part of the dividend distribution in respect of which the distribution tax discussed below is applicable, if the recipient of the dividend distribution is a resident of the Netherlands, the Netherlands Antilles or Aruba, a member state of the European Union or a country with which the Netherlands has concluded a treaty for the avoidance of double taxation.

A recipient of a dividend on the common shares will not be entitled to an exemption, reduction or partial refund of Netherlands dividend withholding tax if the recipient is not considered the beneficial owner of such dividend. This is the case if:

•	in connection with the receipt of the dividend, the shareholder has agreed, as part of one or more related transactions, to pass the dividend in whole or in part to the benefit of a person that would otherwise be subject to a less favorable exemption from or refund of dividend withholding tax than the recipient of the dividend; and

•	the other person retains or acquires, directly or indirectly, an interest in the common shares on which the dividend was paid, comparable to the interest that person had before the related transactions were entered into.

Distribution Tax

AEGON is subject to a temporary special distribution tax at a rate of 20% to the extent that any “excessive” dividends are distributed on the common shares in the period from January 1, 2001 up to and including December 31, 2005. This distribution tax is a corporate income tax, not a creditable or refundable withholding tax. For purposes of this distribution tax, dividends are considered to be “excessive” when, during a particular calendar year, the total amount of dividends distributed exceeds the highest of the following three amounts:

•	4% of the market capitalization of AEGON at the beginning of the relevant calendar year;

•	twice the amount of the average annual dividends (exclusive of extraordinary dividends) by reference to the three calendar years immediately preceding January 1, 2001; or

•	the adjusted statutory income of AEGON for the preceding book year.

The temporary special distribution tax is not levied insofar as the aggregate amount of dividend distributions during the period January 1, 2001 through December 31, 2005 is in excess of the balance of the fair market value of the net assets at the end of the fiscal year that ended prior to January 1, 2001 reduced by the paid-in capital recognized for Netherlands tax purposes.

The distribution tax due is reduced pro rata for common shares that were held, at the time of the dividend distribution, for an uninterrupted period of three years, or, as of September 14, 1999, by individuals or entities (other than investment institutions as defined in the Corporate Income Tax Act 1969) holding at least 5% of AEGON’s nominal capital.

Corporate Income Tax and Individual Income Tax

Residents of the Netherlands. If a holder is subject to Netherlands corporate income tax, and the common shares are attributable to its business assets or deemed business assets, income derived from the common shares and gains realized upon the disposal of the common shares are generally taxable.

If a holder is an individual resident or deemed to be resident in the Netherlands for Netherlands tax purposes (including an individual who has opted to be taxed as a resident of the Netherlands), the income derived from the common shares and gains realized upon the disposal of the common shares are taxable at the progressive rates of the Income Tax Act 2001, if:

(i)	the holder of the common shares has an enterprise or an interest in an enterprise to which the common shares are attributable; or

(ii)	the income or gains qualify as “income from miscellaneous activities” (resultaat uit overige werkzaamheden) in the Netherlands within the meaning of Section 3.4 of the Income Tax Act 2001, which includes activities with respect to the common shares that exceed “regular, active portfolio management” (normaal, actief vermogensbeheer).

If the above-mentioned conditions (i) or (ii) do not apply to an individual holder of common shares, the actual income derived from common shares and the actual gains realized with respect to the common shares will not be taxable. Instead, the holder of the common shares will be taxed at a flat rate of 30% on deemed income from “savings and investments” (sparen en beleggen) within the meaning of Section 5.1 of the Income Tax Act 2001. This deemed income amounts to 4% of the average of the individual’s “yield basis” (rendementsgrondslag) within the meaning of Article 5.3 of the Income Tax Act 2001 at the beginning of the calendar year, and the individual’s yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The fair market value of the common shares will be included in the individual’s yield basis.

Non-residents of the Netherlands.    Dividend distributions on the common shares and capital gains realized upon the disposal of the common shares for a holder that is not resident nor deemed to be resident in the Netherlands for Netherlands tax purposes (and, in the case of an individual holder, has not opted to be taxed as a resident of the Netherlands) are not taxable in the Netherlands, provided that:

•	the holder does not have an enterprise or an interest in an enterprise that is carried on through a permanent establishment or a permanent representative in the Netherlands to which the common shares are attributable;

•	the holder is not entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of securities or through an employment contract, and to which enterprise the common shares are attributable; and

•	with respect to an individual holder, the dividend distributions or capital gains do not qualify as income from miscellaneous activities in the Netherlands within the meaning of Section 3.4 of the Income Tax Act 2001, which include the performance of activities in the Netherlands with respect to the common shares that exceed “regular, active portfolio management” (normaal, actief vermogensbeheer).

Gift and Inheritance Taxes

Residents of the Netherlands.    Generally, gift and inheritance taxes will be due in the Netherlands in respect of an acquisition of the common shares by way of a gift by, or on the death of, an individual holder who, for the purposes of the Netherlands gift and inheritance tax, is resident or deemed to be resident in the Netherlands at the time of the gift or his or her death.

An individual of Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax if he or she has been resident in the Netherlands during the ten years preceding the gift or his or her death. An individual of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax only if he or she has been residing in the Netherlands at any time during the 12 months preceding the time of the gift.

Non-residents of the Netherlands.    No gift or inheritance taxes will arise in the Netherlands in respect of an acquisition of the common shares by way of gift by, or as a result of the death of, an individual holder who is neither resident nor deemed to be a resident of the Netherlands, unless:

•	the individual holder at the time of the gift has, or at the time of his or her death had, an enterprise or an interest in an enterprise that is or was, in whole or in part, carried on through a permanent establishment or permanent representative to which the common shares are or were attributable;

•	the common shares are or were attributable to the assets of an enterprise that is effectively managed in the Netherlands and the donor is, or the deceased was, entitled, other than by way of securities or through an employment contract, to a share in the profits of that enterprise at the time of the gift or, as applicable, at the time of his or her death; or

•	in the case of a gift of the common shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, if at the time of his or her death such individual was a resident or deemed to be a resident of the Netherlands.

Treaties.    Treaties may limit the Dutch sovereignty to levy gift and inheritance tax.

Capital Tax

Netherlands capital tax will, in principle, be due by AEGON at the rate of 0.55% of the fair market value of any contribution to the capital of AEGON upon the issuance of the common shares.

Other Taxes and Duties

No Netherlands value added tax, capital duty, registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be due in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment or delivery of the common shares.

DEBT SECURITIES OF AEGON, AFC AND AFC II

Withholding Tax

No Netherlands withholding tax is due upon payments of interest on the debt securities issued by AEGON or any of its subsidiaries that are residents of the Netherlands for Netherlands tax purposes; provided that the debt securities are considered debt for Netherlands tax purposes and do not in fact have the function of equity within the meaning of Article 10(1)(d) of the Corporate Income Tax Act 1969.

A debt security will be regarded as equity if:

1.	the amount of the remuneration due is a function of the profit or the distribution of profit of the Netherlands resident borrower (or a related company) and the maturity date of the debt security exceeds 10 years or the debt security has no fixed maturity date; or

2.	the amount of the remuneration due is partially a function of the profit or the distribution of profit of the Netherlands resident borrower (or a related company), and the non profit-related part of the remuneration amounts to less than 50% of the market interest rate applicable to non profit-dependent loans with a similar maturity date and the maturity date of the debt security exceeds 10 years or the debt security has no fixed maturity date; or

3.	the amount of the remuneration is not a function of the profit or distribution of profit of the Netherlands resident borrower (or a related company), but the interest becomes due dependent on the profit or profit distribution, the debt security is subordinated and the debt security has no fixed maturity date or the maturity date exceeds 50 years.

Corporate Income Tax and Individual Income Tax

Residents of the Netherlands.    If a holder of the debt securities is subject to Netherlands corporate income tax and the debt securities are attributable to its business assets or its deemed business assets, the income derived from the debt securities and gains realized upon the disposal of the debt securities will be taxable.

If a holder of the debt securities is an individual resident or deemed to be resident in the Netherlands for Netherlands tax purposes (including an individual who has opted to be taxed as a resident of the Netherlands), the income derived from the debt securities and gains realized upon the disposal of the debt securities are taxable at the progressive rates of the Income Tax Act 2001, if:

(i)	the holder of the debt securities has an enterprise or an interest in an enterprise, to which enterprise the debt securities are attributable; or

(ii)	such income or gains qualify as “income from miscellaneous activities” (resultaat uit overige werkzaamheden) within the meaning of Section 3.4 of the Income Tax Act 2001, which include activities with respect to the debt securities that exceed “regular, active portfolio management” (normaal, actief vermogensbeheer).

If the above-mentioned conditions (i) or (ii) do not apply to an individual holder of the debt securities, the actual income derived from debt securities and the actual gains realized with respect to the debt securities will not be taxable. Instead, the holder of the debt securities will be taxed at a flat rate of 30% on deemed income from “savings and investments” (sparen en beleggen) within the meaning of Section 5.1 of the Income Tax Act 2001. This deemed income amounts to 4% of the average of the individual’s “yield basis” (rendementsgrondslag) within the meaning of Article 5.3 of the Income Tax Act 2001 at the beginning of the calendar year and the individual’s yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The fair market value of the common shares will be included in the individual’s yield basis.

Non-residents of the Netherlands.    A holder of the debt securities that is not resident nor deemed to be resident in the Netherlands for Netherlands tax purposes (nor, in the case of an individual holder, has opted to be taxed as a resident of the Netherlands) is not taxable in respect of a payment on the debt securities or the gains realized upon the disposal of the debt securities, provided that:

•	the corporate holder or individual holder of the debt securities does not have an interest in a Netherlands enterprise to which Netherlands enterprise the debt securities are attributable;

•	the corporate holder or the individual holder of the debt securities is not entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of securities or through an employment contract, and to which enterprise the debt securities are attributable; or

•	in respect of an individual holder such payments and gains do not qualify as income from miscellaneous activities in the Netherlands within the meaning of Section 3.4 of the Income Tax Act 2001, which include the performance of activities in the Netherlands with respect to the debt securities that exceed “regular, active portfolio management” (normaal, actief vermogensbeheer).

Gift and Inheritance Taxes

Residents of the Netherlands.    Generally, gift and inheritance taxes will be due in the Netherlands in respect of an acquisition of the debt securities by way of a gift by, or on the death of, an individual holder who for the purposes of the Netherlands gift and inheritance tax is resident or deemed to be resident in the Netherlands at the time of the gift or his or her death.

An individual of Netherlands nationality is deemed to be resident in the Netherlands for the purposes of the Netherlands gift and inheritance tax, if he or she has been resident in the Netherlands during the 10 years preceding the gift or his or her death. An individual of any other nationality is deemed to be resident in the Netherlands for the purposes of the Netherlands gift and inheritance tax only if he or she has been residing in the Netherlands at any time during the 12 months preceding the time of the gift.

Non-residents of the Netherlands.    No gift or inheritance taxes will arise in the Netherlands in respect of an acquisition of the debt securities by way of gift by, or as a result of the death of, an individual holder who is neither resident nor deemed to be resident in the Netherlands, unless:

•	such individual holder at the time of the gift has or at the time of his or her death had, an enterprise or an interest in an enterprise that is carried on through a permanent establishment or a permanent representative in the Netherlands to which the debt securities are attributable;

•	the debt securities are or were attributable to the assets of an enterprise that is effectively managed in the Netherlands and the donor is or the deceased was entitled to a share in the profits of that enterprise, at the time of the gift or at the time of his or her death, other than by way of securities or through an employment contract; or

•	in the case of a gift of the debt securities by an individual who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such individual dies within 180 days after the date of the gift, if at the time of his or her death such individual was a resident or deemed to be a resident of the Netherlands.

Treaties.    Treaties may limit the Dutch sovereignty to levy gift and inheritance tax.

Other Taxes and Duties

No Netherlands value added tax, capital duty, registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be due in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment or delivery of the debt securities.

EU Directive on the Taxation of Savings Income

On June 3, 2003, the European Council of Economics and Finance Ministers agreed on proposals under which Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to or for the benefit of an individual resident in that other Member State, except that, for a transitional period, Belgium, Luxembourg and Austria will instead be required to operate a withholding tax system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). The proposals are anticipated to take effect from January 1, 2005.

TAXATION IN THE UNITED STATES

This discussion is the opinion of Allen & Overy insofar as it relates to matters of U.S. federal income tax law and describes certain material U.S. federal income tax consequences to beneficial holders of securities. This section addresses only the U.S. federal income tax considerations for holders that acquire the securities at their original issuance and hold the securities as capital assets. This section does not address all U.S. federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the securities. This section does not address tax considerations applicable to a holder of security that may be subject to special tax rules including, without limitation, the following:

•	financial institutions;

•	insurance companies;

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	regulated investment companies;

•	persons that will hold the securities as part of a “hedging” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	persons who hold the securities through partnerships or other pass-through entities;

•	holders that own (or are deemed to own) 10% or more of the voting shares of the relevant issuer or guarantor; and

•	holders that have a “functional currency” other than the U.S. dollar.

Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of security.

This discussion does not cover every type of security that may be issued under this prospectus. If we intend to issue a security of a type not described in this section, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement or pricing supplement for the applicable security.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations (the “Treasury regulations”) and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the securities.

For the purposes of this section, a “U.S. holder” is a beneficial owner of securities that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding securities should consult their tax advisor. A non-U.S. holder is a beneficial owner of securities that is not a U.S. holder.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

Common Shares of AEGON

Distributions.    Subject to the discussion under “Passive Foreign Investment Company Considerations” below, under Section 301 of the Code and accompanying Treasury regulations the gross amount of any distribution (including any amounts withheld in respect of Netherlands withholding tax) actually or constructively received by a U.S. holder with respect to common shares will be taxable to the U.S. holder as a dividend to the extent of AEGON’s current and accumulated earnings and profits as determined under U.S. federal income tax principles. The U.S. holder will not be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the common shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. AEGON does not maintain calculations of its earnings and profits under U.S. federal income tax principles. Pursuant to U.S. Internal Revenue Service reporting requirements, if AEGON does not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Under recently enacted U.S. legislation, the Jobs and Growth Tax Relief Reconciliation Act of 2003, (the “new U.S. tax legislation”), certain dividends received by individual U.S. holders after December 31, 2002, will be subject to a maximum income tax rate of 15%. This reduced income tax rate is only applicable to dividends paid by “qualified corporations” and only with respect to shares held by a qualified U.S. holder (i.e., an individual) for a minimum holding period (generally, 61 days during the 120-day period beginning 60 days before the ex-dividend date). AEGON should be considered a qualified corporation under the new U.S. tax legislation. Accordingly, dividends paid by AEGON to individual U.S. holders on shares held for the minimum holding period may be eligible for a reduced income tax rate. Under the new U.S. tax legislation, the reduced tax rate for qualified dividends is scheduled to expire on December 31, 2008, unless further extended by Congress. Each prospective investor should consult its own tax advisor regarding the implications of the new legislation.

Under Section 988 of the Code and accompanying Treasury regulations the amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”) including the amount of any withholding tax thereon, will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the foreign currencies calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the foreign currencies are converted into U.S. dollars. If the foreign currencies are converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the foreign currencies received in the distribution are not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currencies equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currencies will be treated as ordinary income or loss.

Under Section 862 of the Code, dividends received by a U.S. holder with respect to common shares will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. Subject to certain conditions and limitations, and subject to the discussion in the next paragraph, any Netherlands income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder’s U.S. federal income tax liability. Under Sections 901 and 904 of the Code and the accompanying Treasury regulations, the limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by AEGON generally will constitute “passive income”, or, in the case of some U.S. holders, “financial services income”. In certain circumstances, a U.S. holder may be unable to claim foreign tax credits for foreign taxes imposed on a dividend if the U.S. holder (1) has not held the common shares for at least 16 days in the 30-day period beginning 15 days before the ex-dividend date, during which it is not protected from risk of loss; (2) is obligated to make payments related to the dividends; or (3) holds the common shares in arrangements in which the U.S. holder’s expected profit, after non-U.S. taxes, is insubstantial. Under the new U.S. tax legislation, the amount of the qualified dividend income paid by AEGON to a U.S. holder that is subject to the reduced dividend income tax rate and that is taken into account for purposes of calculating the U.S. holder’s U.S. foreign tax credit limitation must be reduced by the “rate differential portion” of such dividend (which, assuming a U.S. holder in the highest income tax bracket, would generally require a reduction of the dividend amount by approximately 57.14%). Each prospective investor should consult its own tax advisor regarding the implication of the new U.S. tax legislation on the calculation of U.S. foreign tax credits.

In general, upon making a distribution to shareholders, AEGON is required to remit all amounts withheld as Netherlands dividend withholding tax to the Netherlands tax authorities and, in such circumstances, the full amount of the taxes so withheld would generally (subject to certain limitations and conditions) be eligible for the U.S. holder’s foreign tax deduction or credit as described above. The Netherlands dividend withholding tax may not be creditable against a U.S. holder’s U.S. federal income tax liability, however, to the extent that AEGON is allowed to reduce the amount of dividend withholding tax paid to the Netherlands tax authorities by crediting withholding tax imposed on certain dividends paid to AEGON. Currently, AEGON may, with respect to dividends received from qualifying non-Netherlands subsidiaries, credit taxes withheld from those dividends against the Netherlands withholding tax imposed on a dividend paid by AEGON up to a certain maximum amount. The credit reduces the amount of dividend withholding tax that AEGON is required to pay to the Netherlands taxing authorities but does not reduce the amount of tax AEGON is required to withhold from dividends paid to U.S. holders. In these circumstances, it is likely that the portion of taxes that AEGON is not required to pay to the Netherlands tax authorities with respect to dividends paid to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. Investors are urged to consult their tax advisers regarding the general creditability or deductibility of Netherlands withholding taxes.

A distribution of additional common shares to U.S. holders with respect to their common shares that is made as part of a pro rata distribution to all shareholders generally will not be subject to U.S. federal income tax unless U.S. holders can elect that the distribution be payable in either additional common shares or cash. AEGON expects that U.S. holders would have this option upon each distribution. Accordingly, a distribution of additional common shares to U.S. holders with respect to their common shares where U.S. holders may elect that distribution be payable in additional common shares or cash will be taxable under the rules described above.

Sale or Other Disposition of Shares.    Subject to the discussion under “Passive Foreign Investment Company Considerations” below under Section 1001 of the Code and accompanying Treasury regulations, a U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s tax basis for those common shares. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States, except that losses will be treated as foreign source to the extent the U.S. holder received dividends that were includable in the financial services income basket during the 24-month period prior to the sale. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the common shares for more than one year) and capital losses (the deductibility of which is subject to limitations).

If a U.S. holder receives foreign currency upon a sale or exchange of common shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such foreign currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, the U.S. holder generally should not be required to recognize any gain or loss on such conversion.

When a U.S. holder’s basis in the common shares includes any amount recognized under the passive foreign investment company (“PFIC”) rules (described below) and the U.S. holder recognizes a loss on the transaction with respect to such amounts that exceeds certain specified thresholds, the U.S. holder may be required to specifically disclose certain information with respect to the transaction on its tax return under recently issued tax disclosure Treasury regulations under Sections 6011 and 6111 and 6112 of the Code. U.S. holders should consult their own tax advisors as to the applicability of these disclosure regulations.

Redemption of Common Shares.    Under Section 302 of the Code and accompanying Treasury regulations, the redemption of common shares by AEGON will be treated as a sale of the redeemed shares by the U.S. holder (which is taxable as described above under “Sale or Other Disposition of Shares”) or, in certain circumstances, as a distribution to the U.S. holder (which is taxable as described above under “Distributions”).

Passive Foreign Investment Company Considerations.    Under Section 1297 of the Code, a corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either: (1) at least 75% of its gross income is passive income, or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, AEGON must also include a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, but excludes any income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Based on AEGON’s estimated gross income, the average value of AEGON’s gross assets and the nature of AEGON’s active insurance business, AEGON does not believe that it will be classified as a PFIC in the current taxable year. AEGON’s status in any taxable year will depend on its assets and activities in each year and because this is a factual determination made annually at the end of each taxable year, there can be no assurance that AEGON will not be considered a PFIC for any future taxable year. If AEGON were treated as a PFIC in any year during which a U.S. holder owns common shares, certain adverse tax consequences could apply under Section 1291 of the Code and the accompanying Treasury regulations. Investors should consult their own tax advisors with respect to any PFIC considerations.

Debt Securities of AEGON, AFC and AFC II

Interest.    Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under “Original Issue Discount”), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder’s method of accounting for U.S. federal income tax purposes.

A U.S. holder utilizing the cash method of accounting for U.S. federal income tax purposes that receives an interest payment denominated in a foreign currency will be required under Section 988 of the Code and accompanying Treasury regulations to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

Under Section 988 of the Code and accompanying Treasury regulations, if interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the U.S. Internal Revenue Service (the “IRS”).

A U.S. holder utilizing either of the foregoing two accrual methods will recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).

Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Interest on the debt securities received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, the interest on the debt securities should generally constitute “passive income”, or in the case of certain U.S. holders, “financial services income”.

Original Issue Discount.    Under Sections 1272 et seq. of the Code and accompanying Treasury regulations, a debt security, other than a debt security with a term of one year or less (a “short-term note”), will be treated as issued at an original issue discount (“OID”, and a debt security issued with OID, a “discount note” ) for U.S. federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than “qualified stated interest” payments (as defined below), over the issue price of the debt security is more than a “de minimis amount” (as defined below). “Qualified stated interest” is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the “stated redemption price at maturity”) over its issue price is less than 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity (the “de minimis amount”), then such excess, if any, constitutes “de minimis OID” and the debt security is not a discount note. Unless the election described below under “Election to Treat All Interest as OID” is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security’s deminimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.

A U.S. holder will be required to include OID on a discount note in income for U.S. federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder’s method of accounting for U.S. federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes. Investors should consult their own tax advisors to determine the U.S. federal income tax implications of the constant-yield method and regarding the accrual of OID generally.

OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under “Interest” above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.

OID on a discount note will be treated as foreign source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, OID on a discount note should generally constitute “passive income” or, in the case of certain U.S. holders, “financial services income”.

Acquisition Premium.    Under Section 1272 of the Code and the accompanying Treasury regulations, a U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under “Election to Treat All Interest as OID” will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. federal income tax implications of acquisition premium.

Market Discount.    Under Section 1272 et seq. of the Code and accompanying Treasury regulations, a debt security, other than a short-term note, will be treated as purchased at a market discount (a “market discount note”) if the debt security’s stated redemption price at maturity or, in the case of a discount note, the debt security’s “revised issue price”, exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes “de minimis market discount” and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.

Election to Treat All Interest as OID.    Under Treasury regulation Section 1.1272-3, a U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method as described under the heading “Original Issue Discount”, with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under “Market Discount” to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.

Debt Securities Subject to Redemption

Certain of the debt securities (1) may be redeemable at the option of the relevant issuer prior to their maturity (a “call option”) and/or (2) may be repayable at the option of the holder prior to their stated maturity (a “put option”). Debt securities containing such features may be subject to rules that are different from the general rules discussed above. Investors intending to purchase debt securities with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased debt securities. The applicable prospectus supplement will contain additional discussion relating to the terms and features of such debt securities.

Short-Term Notes

Under Sections 1281 et seq. of the Code and accompanying Treasury regulations, short-term notes will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. federal income tax purposes under the accrual method are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Debt Securities Purchased at a Premium

Under Sections 1272 et seq. of the Code and accompanying Treasury regulations, a U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.

Sale, Exchange or Retirement of the Debt Securities

Under Sections 1271 et seq. of the Code and accompanying Treasury regulations, a U.S. holder’s tax basis in a debt security will generally equal its “U.S. dollar cost”, increased by the amount of any OID or market discount included in the U.S. holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder’s income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. Under Section 988 of the Code and the accompanying Treasury regulations, the “U.S. dollar cost” of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable U.S. Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable U.S. Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.

Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under “Original Issue Discount”. Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that held the debt securities for more than one year) and capital losses (the deductibility of which is subject to limitations).

If a U.S. holder’s basis in a debt security includes accrued but unpaid OID and the U.S. holder recognizes a loss on the transaction with respect to such amounts that exceeds certain specified thresholds, the U.S. holder may be required to specifically disclose certain information with respect to the transaction on its tax return under recently issued tax disclosure Treasury regulations under Sections 6011, 6111 and 6112 of the Code. U.S. holders should consult their own tax advisors as to the applicability of these disclosure regulations.

A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Warrants

Consequences of Exercise.    Under Section 1234 of the Code and accompanying Treasury regulations, upon exercise of a warrant, a U.S. holder will not recognize gain or loss (except to the extent of cash, if any, received in lieu of the issuance of fractional securities) and will have a tax basis in the securities acquired pursuant to such exercise equal to such U.S. holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the securities so acquired will commence on the date of the exercise of the warrant. Subject to the discussion under “Common Shares of AEGON—Passive Foreign Investment Company Considerations” above, if any cash is received in lieu of fractional securities, the U.S. holder will recognize gain or loss in an amount and of the same character that such U.S. holder would have recognized if such U.S. holder had received such fractional securities and then immediately sold them for cash back to the relevant issuer.

Similarly, a U.S. holder will generally recognize gain or loss if it receives cash in settlement of a warrant equal to the difference between the amount realized on the settlement and such U.S. holder’s adjusted tax basis in the warrant. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the warrant was held by the holder for more than one year prior to the sale or exchange.

Sale, Exchange and Expiration of Warrants.    Subject to the discussion under “Common Shares of AEGON—Passive Foreign Investment Company Considerations” above, the sale of a warrant will result in the recognition of capital gain or loss to the U.S. holder in an amount equal to the difference between the amount realized on such sale or exchange and the U.S. holder’s tax basis in the warrant. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year prior to the sale or exchange.

Under Section 1234A of the Code, if a warrant expires unexercised, a U.S. holder will generally recognize a capital loss equal to such U.S. holder’s tax basis in the warrant. Such capital loss may, subject to certain limitations, be used to offset capital gains, if any, otherwise realized by a U.S. holder.

Adjustments.    Under Section 305 of the Code, adjustments to the exercise price or conversion ratio of the warrants which may occur under certain circumstances, or the failure to make such adjustments, may result in the receipt of taxable constructive dividends by a U.S. holder. Constructive dividends are generally treated in a same manner as described under “Common Shares of AEGON—Distributions”.

Purchase Contracts for Securities

A U.S. holder generally will not recognize gain or loss on the purchase of the AEGON common stock or debt securities under a purchase contract, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of the common stock or debt security, which should be treated as paid in exchange for such fractional share. A U.S. holder’s aggregate initial tax basis in the common stock or debt securities acquired under a purchase contract should generally be the purchase price paid for such common stock or debt securities, less the portion of such purchase price and tax basis allocable to the fractional share. The holding period for the common stock or debt securities acquired under the purchase contract will commence on the day following the acquisition of such common stock or debt securities.

If a purchase contract terminates, a U.S. holder will recognize gain or loss equal to the difference between the amount realized, if any, upon the termination and the U.S. holder’s adjusted tax basis, if any, in the purchase contract at the time of the termination. Any such gain or loss will be capital gain or loss and the deductibility of any capital losses will be subject to limitations for individual U.S. holders, estates or trusts.

If a purchase contract is part of a unit, the applicable prospectus supplement will provide additional discussion with respect to any special U.S. federal income tax considerations relating to the effect the termination or settlement of a purchase contract may have on the components constituting the unit.

Units

The purchase price of each unit will be allocated between the applicable ownership interest in the respective components constituting the unit in proportion to the components’ respective fair market values at the time of the U.S. holder acquired the unit. Such allocation will establish the U.S. holder’s initial tax basis in the ownership interest in respective components constituting the unit. The applicable prospectus supplement will discuss additional U.S. federal income tax considerations applicable to the ownership of a unit. Prospective investors in units should also consult with their tax advisors as to the applicable tax considerations with respect to the ownership interest in a unit and the components constituting a unit.

Payments by Guarantor

A payment on guaranteed debt securities made by AEGON generally will be treated in the same manner as if made directly by the issuer.

Special Categories of Debt Securities of AEGON, AFC and AFC II

Additional tax rules may apply to other categories of debt securities of AEGON, AFC and AFC II. The prospectus supplement for these debt securities may describe these rules. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

•	debt securities that are convertible into common shares of AEGON;

•	debt securities that are issued in bearer form;

•	debt securities with contingent payments;

•	debt securities with variable rate payments;

•	indexed debt securities where payments will be payable by reference to any index or formula;

•	debt securities that are perpetual in maturity;

•	debt securities that are callable by the issuer before their maturity, other than typical calls at a premium; and

•	debt securities that are extendable at the option of the issuer or the holder.

Information Reporting and Backup Withholding

Assuming you hold your securities through a broker or other securities intermediary, the intermediary is required to provide information to the IRS under Sections 6041 et seg. of the Code and accompanying Treasury regulations concerning interest, OID or dividend, as the case may be, and retirement proceeds on your securities, unless an exemption applies. In addition, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the IRS and comply with other IRS requirements concerning information reporting. If you are subject to these requirements but do not comply, the intermediary is required to withhold tax in respect of amounts payable to you on the securities (including principal payments) under Section 3406 of the Code and the accompanying Treasury regulations. This is called “backup withholding”. If the intermediary backup withholds payments, you may use the withheld amount as a credit against your U.S. federal income tax liability. Some U.S. holders, including corporations and tax-exempt organizations, are exempt from these requirements. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Withholding Taxes

Generally, payments of principal and interest, including OID, on the guaranteed debt securities will not be subject to U.S. withholding taxes. The same rules will generally apply to payments of additional amounts and payments made by a guarantor on a guaranteed debt security. However, if you hold guaranteed debt securities issued by AFC or AFC II, for the exemption from U.S. withholding taxes under Sections 1441 and 1442 of the Code and accompanying Treasury regulations to apply to you, you must meet one of the following requirements:

•	You provide your name, address, and a signed statement that you are the beneficial owner of the guaranteed debt security and are not a U.S. holder. This statement is generally made on U.S. IRS Form W-8BEN and is provided to the bank, broker, or other intermediary through which you hold your debt securities;

•	You hold the debt securities directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office, and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

•	You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on U.S. IRS Form W-8BEN. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

•	You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. and is not exempt from U.S. tax under a tax treaty. This claim is generally made on U.S. IRS Form W-8ECI.

You should consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if:

•	The person receiving the application form has actual knowledge that the statements on the form are false;

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false; or

•	An intermediary through which you hold the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary evidence concerning your status) to the withholding agent for the debt securities. However, if you hold your debt securities through a qualified intermediary, or if there is a qualified intermediary in the chain of title between you and the withholding agent for the debt securities, the qualified intermediary will not generally be required to forward this information to the withholding agent.

Even if you comply with these conditions, U.S. withholding taxes might arise on guaranteed debt securities issued by AFC and AFC II if the amount of interest is based on the earnings or other attributes of AFC and AFC II, as the case may be, or a related party. If this exception applies, additional information will be provided in the prospectus supplement.

Sale, Exchange or Retirement of Securities

If you sell, exchange or redeem common shares or debt securities, you will generally not be subject to U.S. federal income tax on any gain, unless one of the following applies:

•	the gain is connected with a trade or business that you conduct in the United States under Sections 872 and 881 of the Code and accompanying Treasury regulations;

•	you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the guaranteed debt security, and certain other conditions are satisfied, under Section 871 of the Code and accompanying Treasury regulations; or

•	the gain represents accrued interest or OID, in which case the rules for interest or OID would apply.

U.S. Trade or Business

If you hold your securities in connection with a trade or business that you are conducting in the United States, any interest or dividend on the security and any gain from disposing the security generally will be subject to income tax as if you were a U.S. holder, and if you are a corporation, you may be subject to the “branch profits tax” under Section 884 of the Code and accompanying Treasury regulations on your earnings that are connected with your U.S. trade or business, including earnings from the security. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:

If you provide the tax certifications needed to avoid withholding tax on interest, as described above, principal and interest (including OID) payments received by you will automatically be exempt from U.S. information reporting requirements and backup withholding. The exemption does not apply if the recipient of the applicable form knows that the form is false. If you provide the required tax certifications of exempt or non-U.S. status, dividends received by you will also generally be exempt from U.S. information reporting requirements and backup withholding. Interest payments made to you by AFC and AFC II will be reported to the IRS on Form 1042-S. Sales proceeds you receive on a sale of your common stock or guaranteed debt through a broker may be subject to information reporting and backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. In general, you may file U.S. IRS Form W-8BEN to claim an exemption from information reporting and backup withholding. You should consult your tax advisor concerning the application of the information reporting and backup withholding rules.

PROSPECTIVE INVESTORS SHOULD CONSULT LEGAL AND TAX ADVISORS IN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE AND DOMICILE TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF PURCHASING, HOLDING, SELLING AND REDEEMING SECURITIES UNDER THE LAWS OF THEIR RESPECTIVE JURISDICTIONS.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary’s indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the AEGON Group in the ordinary course of business.

The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of, or consideration payable for, the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts or other underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any other information we think is important.

Sales through Underwriters or Dealers

If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL OPINIONS

Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for AEGON, AFC and AFC II by Allen & Overy, New York, New York. Certain matters of Netherlands law relating to the securities offered through this prospectus will be passed upon for AEGON by Allen & Overy, Amsterdam, The Netherlands.

EXPERTS

Ernst & Young Accountants, independent auditors, have audited the consolidated financial statements and schedules included in AEGON’s annual report on Form 20-F for the year ended December 31, 2002, as amended, as set forth in their report, which is incorporated by reference in this prospectus. AEGON’s financial statements and schedules are incorporated by reference in reliance on Ernst & Young Accountant’s report, given on their authority as experts in accounting and auditing.

Requests for assistance in filling out and delivering consents or for additional copies of this consent solicitation statement or the consent letter should be directed to the Information Agent at one of its telephone numbers set forth below. Questions concerning the terms of the consent solicitation should be directed to the Information Agent or the Solicitation Agent at one of their telephone numbers set forth below. Deliveries of consents should be made to the Tabulation Agent at its address or facsimile number set forth below (facsimiles should be confirmed by physical delivery).

Prospectus Supplement

Prospectus Supplement

and

Consent Solicitation Statement

Relating to the Notes of

TRANSAMERICA

FINANCE CORPORATION

AEGON N.V.

(a Netherlands public company

with limited liability)

GUARANTEES

The Information Agent is:

Georgeson Shareholder Communications, Inc.

17 State Street, 10th Floor

New York, NY 10004

Banks and Brokers Call Collect: (212) 440-9800

All Others Call Toll Free: (866) 295-8149

The Tabulation Agent is:

Alpine Fiduciary Services, Inc.

By Hand:

Alpine Fiduciary Services, Inc.

c/o Securities Transfer and Reporting  Services, Inc. (STARS)

100 William Street, Lower Galleria

New York, NY 10038

By Registered or Certified Mail:

Alpine Fiduciary Services, Inc.

P.O. Box 2065

South Hackensack, NJ 07606-9974

Attn: Corporate Actions Dept.

By Overnight Courier:

Alpine Fiduciary Services, Inc.

c/o Georgeson Shareholder Communications, Inc. 219 Murray Hill Parkway

East Rutherford, NJ 07073

By Facsimile:

(201) 528-0204

The Solicitation Agent is:

UBS Investment Bank

677 Washington Blvd.

Stamford, CT 06901

Call Collect: +1 (203) 719-4210

U.S. Toll Free: (888) 722-9555 x4210

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

AEGON maintains insurance to indemnify members of the AEGON Executive and Supervisory Boards and officers of AEGON. The certificate of incorporation of each of AFC and AFC II provides for indemnification of present and former officers and directors and their legal representatives for actions taken at the request of AFC or AFC II, as the case may be. Indemnification is to be made to the fullest extent legally permissible under the General Corporation Law of the State of Delaware for all expenses, liabilities and losses reasonably incurred by such persons in connection with those actions. The by-laws of each of AFC and AFC II permit insurance to be maintained for such indemnification.

Any underwriter will agree, severally, to indemnify the directors of AEGON, AFC and AFC II and the officers of such corporations who sign the registration statement from and against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which such persons may be required to make in respect thereof, based on information supplied by such underwriter for use herein and in any prospectus supplement.

Item 9.    Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement(1)

4.1	Articles of Incorporation of AEGON N.V., as amended and restated May 26, 2003(2)

4.2	Amendment of the 1983 Merger Agreement among AEGON and Vereniging AEGON(3)

4.3	Preferred Shares Voting Rights Agreement(4)

4.4	Specimen Share Certificate(5)

4.5	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee(6)

4.6

Supplemental Indenture to Indenture between Transamerica Finance Corporation and U.S. Bank National Association (successor in interest to Continental Illinois National Bank and Trust Company of Chicago) dated March 15, 1981 (the “1981 U.S. Bank Indenture”)(7)

4.7

Supplemental Indenture to Indenture between Transamerica Finance Corporation and BNY Midwest Trust Company (successor in interest to Harris Trust and Savings Bank) dated July 1, 1982 (the “1982 BNY Midwest Trust Indenture”)(8)

4.8

Supplemental Indenture to Indenture between Transamerica Finance Corporation and BNY Midwest Trust Company (successor in interest to Harris Trust and Savings Bank) dated April 1, 1991 (the “1991 BNY Midwest Trust Indenture”)(9)

4.9	Supplemental Indenture to Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A. dated October 11, 2001

4.10	Guarantee(6)

4.11	Warrant Agreement(10)

4.12	Purchase Contract Agreement(11)

4.13	Unit Agreement(12)

5.1	Opinion of Allen & Overy, New York, New York(13)

Exhibit Number	Description

5.2	Opinion of Allen & Overy, Amsterdam, the Netherlands(14)

8.1	Tax Opinion of Allen & Overy, New York, New York

23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of Allen & Overy, Amsterdam, the Netherlands (included in Exhibit 5.2)

23.3	Consent of Ernst & Young Accountants

24.1	Powers of Attorney(15)

25.1	Statement of Eligibility of Citibank, N.A. under the Trust Indenture Act of 1939 on Form T-1

25.2	Statement of Eligibility of U.S. Bank National Association under the Trust Indenture Act of 1939 on Form T-1.

25.3	Statement of Eligibility of BNY Midwest Trust Company under the Trust Indenture Act of 1939 on Form T-1.

25.4	Statement of Eligibility of BNY Midwest Trust Company under the Trust Indenture Act of 1939 on Form T-1.

(1)	Incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(2)	Incorporated by reference to Exhibit 4.1 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.
(3)	Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.
(4)	Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.
(5)	Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.
(6)	Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.
(7)	Incorporated by reference to Exhibit 4.6 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003. The 1981 U.S. Bank Indenture is incorporated by reference to Exhibit 13.4 to Amendment No. 1 to Form S-16 (file no. 2-68170) filed with the SEC on March 12, 1981.
(8)	Incorporated by reference to Exhibit 4.7 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003. The 1982 BNY Midwest Trust Indenture is incorporated by reference to Exhibit 4.1 to Form S-3 (file no. 2-78115) filed with the SEC on June 24, 1982.
(9)	Incorporated by reference to Exhibit 4.8 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003. The 1991 BNY Midwest Trust Indenture is incorporated by reference to Exhibit 4.1 to Form S-3 (file no. 33-40236) filed with the SEC on August 16, 1991.
(10)	Incorporated by reference to Exhibit 4.12 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(11)	Incorporated by reference to Exhibit 4.13 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(12)	Incorporated by reference to Exhibit 4.14 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(13)	Incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 1 to Form F-3 (file no. 333-106497) filed with the SEC on August 27, 2003.

(14)	Incorporated by reference to Exhibit 5.2 to Pre-Effective Amendment No. 1 to Form F-3 (file no. 333-106497) filed with the SEC on August 27, 2003.
(15)	Incorporated by reference to the signature pages of Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.

Item 10.    Undertakings

A. Undertaking pursuant to Rule 415

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this subparagraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in Form F-3.

B. Undertaking regarding request for acceleration of effective date:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking regarding filings incorporating subsequent Exchange Act documents by reference:

Each of the undersigned registrants undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, if applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON N.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, the Netherlands, on this 14 day of November, 2003.

AEGON N.V.

By:	*
Name:	D.J. Shepard
Title:	Chief Executive Officer Chairman of the Executive Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons (who comprise a majority of the Executive and Supervisory Boards) in the capacities and on the dates indicated.

Signature	Title	Date

* D.J. Shepard	Chief Executive Officer and Chairman of the Executive Board (Principal Executive Officer)	November 14, 2003

* J.B.M. Streppel	Executive Board Member (Principal Financial and Principal Accounting Officer)	November 14, 2003

* J.G. Van Der Werf	Executive Board Member	November 14, 2003

* P. Van De Geijn	Executive Board Member	November 14, 2003

* A.R. Wynaendts	Executive Board Member	November 14, 2003

* M. Tabaksblat	Chairman of the Supervisory Board	November 14, 2003

* H. De Ruiter	Vice Chairman of the Supervisory Board	November 14, 2003

* K.J. Storm	Supervisory Board Member	November 14, 2003

* D.G. Eustace	Supervisory Board Member	November 14, 2003

* O.J. Olcay	Supervisory Board Member	November 14, 2003

	Signature	Title	Date

	* T. Rembe	Supervisory Board Member	November 14, 2003

	* W.F.C. Stevens	Supervisory Board Member	November 14, 2003

	* F.J. De Wit	Supervisory Board Member	November 14, 2003

	* L.M. Van Wijk	Supervisory Board Member	November 14, 2003

	/s/ C.D. VERMIE C.D. Vermie	Authorized U.S. Representative	November 14, 2003

*By:	/s/ E. LAGENDIJK		November 14, 2003
E. Lagendijk Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON Funding Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 14 day of November, 2003.

AEGON FUNDING CORP.

By:	*
Name:	C.M. van Katwijk
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

* C.M. van Katwijk	President and Director (Principal Executive Officer)	November 14, 2003

/S/ C. FLENNIKEN C. Flenniken	Treasurer and Director (Principal Financial and Principal Accounting Officer)	November 14, 2003

/S/ C.D. VERMIE C.D. Vermie	Secretary and Director	November 14, 2003

*By:	/S/ E. LAGENDIJK	November 14, 2003
E. Lagendijk
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant, AEGON Funding Corp. II, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 14 day of November, 2003.

AEGON FUNDING CORP. II

By:	*
Name:	C.M. van Katwijk
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons (who comprise a majority of the Board of Directors) in the capacities and on the dates indicated.

Signature	Title	Date

* C.M. van Katwijk	President and Director (Principal Executive Officer)	November 14, 2003

/S/ C. FLENNIKEN C. Flenniken	Treasurer and Director (Principal Financial and Principal Accounting Officer)	November 14, 2003

/S/ C.D. VERMIE C.D. Vermie	Secretary and Director	November 14, 2003

*By:	/S/ E. LAGENDIJK E. Lagendijk Attorney-in-Fact	November 14, 2003

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement(1)

4.1	Articles of Incorporation of AEGON N.V., as amended and restated May 26, 2003(2)

4.2	Amendment of the 1983 Merger Agreement among AEGON and Vereniging AEGON(3)

4.3	Preferred Shares Voting Rights Agreement(4)

4.4	Specimen Share Certificate(5)

4.5	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as Trustee(6)

4.6

Supplemental Indenture to Indenture between Transamerica Finance Corporation and U.S. Bank National Association (successor in interest to Continental Illinois National Bank and Trust Company of Chicago) dated March 15, 1981 (the “1981 U.S. Bank Indenture”)(7)

4.7

Supplemental Indenture to Indenture between Transamerica Finance Corporation and BNY Midwest Trust Company (successor in interest to Harris Trust and Savings Bank) dated July 1, 1982 (the “1982 BNY Midwest Trust Indenture”)(8)

4.8

Supplemental Indenture to Indenture between Transamerica Finance Corporation and BNY Midwest Trust Company (successor in interest to Harris Trust and Savings Bank) dated April 1, 1991 (the “1991 BNY Midwest Trust Indenture”)(9)

4.9	Supplemental Indenture to Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A. dated October 11, 2001

4.10	Guarantee(6)

4.11	Warrant Agreement(10)

4.12	Purchase Contract Agreement(11)

4.13	Unit Agreement(12)

5.1	Opinion of Allen & Overy, New York, New York(13)

5.2	Opinion of Allen & Overy, Amsterdam, the Netherlands(14)

8.1	Tax Opinion of Allen & Overy, New York, New York

23.1	Consent of Allen & Overy, New York, New York (included in Exhibit 5.1 and Exhibit 8.1)

23.2	Consent of Allen & Overy, Amsterdam, the Netherlands (included in Exhibit 5.2)

23.3	Consent of Ernst & Young Accountants

24.1	Powers of Attorney(15)

25.1	Statement of Eligibility of Citibank, N.A. under the Trust Indenture Act of 1939 on Form T-1

25.2	Statement of Eligibility of U.S. Bank National Association under the Trust Indenture Act of 1939 on Form T-1.

25.3	Statement of Eligibility of BNY Midwest Trust Company under the Trust Indenture Act of 1939 on Form T-1.

25.4	Statement of Eligibility of BNY Midwest Trust Company under the Trust Indenture Act of 1939 on Form T-1.

(1)	Incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(2)	Incorporated by reference to Exhibit 4.1 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.

(3)	Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.
(4)	Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.
(5)	Incorporated by reference to Exhibit 4.2 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.
(6)	Incorporated by reference to Exhibit 4.3 to Form F-3 (file no. 333-71438) filed with the SEC on October 11, 2001.
(7)	Incorporated by reference to Exhibit 4.6 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003. The 1981 U.S. Bank Indenture is incorporated by reference to Exhibit 13.4 to Amendment No. 1 to Form S-16 (file no. 2-68170) filed with the SEC on March 12, 1981.
(8)	Incorporated by reference to Exhibit 4.7 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003. The 1982 BNY Midwest Trust Indenture is incorporated by reference to Exhibit 4.1 to Form S-3 (file no. 2-78115) filed with the SEC on June 24, 1982.
(9)	Incorporated by reference to Exhibit 4.8 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003. The 1991 BNY Midwest Trust Indenture is incorporated by reference to Exhibit 4.1 to Form S-3 (file no. 33-40236) filed with the SEC on August 16, 1991.
(10)	Incorporated by reference to Exhibit 4.12 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(11)	Incorporated by reference to Exhibit 4.13 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(12)	Incorporated by reference to Exhibit 4.14 to Pre-Effective Amendment No. 2 to Form F-3 (file no. 333-106497) filed with the SEC on September 23, 2003.
(13)	Incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 1 to Form F-3 (file no. 333-106497) filed with the SEC on August 27, 2003.
(14)	Incorporated by reference to Exhibit 5.2 to Pre-Effective Amendment No. 1 to Form F-3 (file no. 333-106497) filed with the SEC on August 27, 2003.
(15)	Incorporated by reference to the signature pages of Form F-3 (file no. 333-106497) filed with the SEC on June 25, 2003.